                            SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement           [_] CONFIDENTIAL, FOR USE OF THE
                                             COMMISSION ONLY (AS PERMITTED BY
                                             RULE 14A-6(E)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           FIRST CHICAGO CORPORATION
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                             [FIRST CHICAGO LOGO]

Richard L. Thomas
Chairman
and Chief Executive Officer

                                                         March 17, 1995
To Our Stockholders:

  We are pleased to invite you to attend the Annual Meeting of Stockholders of First Chicago Corporation, which will be held at 9:30 a.m., Friday, April 21, 1995, at the First Chicago Center located in the Plaza area adjacent to The First National Bank of Chicago. Please use the Dearborn Street entrance to the Bank Building.

  Matters scheduled for consideration at this Meeting are the election of 17 directors, approval of the Corporation's Senior Management Annual Incentive Plan and ratification of the appointment of Arthur Andersen LLP as independent auditors for the Corporation for 1995. In addition, two stockholder proposals will be acted upon if properly presented at the Meeting. The Meeting will also provide an opportunity to review with you the business and affairs of the Corporation and its subsidiaries during 1994 and give you a chance to meet your directors.

  Whether you plan to attend or not, please date, sign and return the proxy card in the accompanying envelope. Your vote is important no matter how many shares you own. If you do attend the Meeting and desire to vote in person, you may do so even though you have previously sent in a proxy.

  The First Chicago Center offers special access for people in wheelchairs and headsets for the hearing-impaired. Stockholders who wish to arrange for either of these services are invited to call (312) 732-3150 by Wednesday, April 19, 1995.

  I look forward to seeing you at the Meeting.

                                   Sincerely,

                                   Richard L. Thomas

                             [FIRST CHICAGO LOGO]

                           NOTICE OF ANNUAL MEETING

                                OF STOCKHOLDERS
                                APRIL 21, 1995
To Our Stockholders:

  Please take notice that the Annual Meeting of Stockholders of First Chicago Corporation will be held on Friday, April 21, 1995, at 9:30 a.m., Chicago time, at the First Chicago Center, One First National Plaza, Chicago, Illinois, for the purpose of considering and voting upon:

  1. The election of 17 directors for a term of one year;

  2. The approval of the Corporation's Senior Management Annual Incentive
     Plan;

  3. The ratification of the appointment of Arthur Andersen LLP as independent auditors for the Corporation for 1995;

  4. Two stockholder proposals, if properly presented at the Meeting, which are described in the accompanying proxy statement; and

  5. Such other business as may properly come before the Meeting or any adjournments thereof.

The record date for determining stockholders entitled to notice of, and to vote at, such Meeting is the close of business March 1, 1995.

                              By order of the Board of Directors,

                                       Sherman I. Goldberg
                                       Secretary
March 17, 1995

              PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED FORM
              OF PROXY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE.

                             [FIRST CHICAGO LOGO]

                                PROXY STATEMENT

                                      FOR

                    ANNUAL MEETING TO BE HELD APRIL 21, 1995


  This proxy statement is furnished in connection with the solicitation on behalf of the Board of Directors of First Chicago Corporation (the "Corporation") of proxies for use at the Annual Meeting of Stockholders (the "Annual Meeting") of the Corporation to be held at 9:30 a.m., on Friday, April 21, 1995, and at any adjournments thereof.

  The Board of Directors has fixed the close of business on March 1, 1995, as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting. On the record date, the Corporation had outstanding and entitled to vote 90,162,373 shares of Common Stock (exclusive of 3,101,957 shares of treasury stock, which will not be voted). Each share of Common Stock entitles the holder to one vote. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting shall constitute a quorum.

  Directors will be elected by a plurality of the votes cast at the Annual Meeting; therefore, the 17 nominees who receive the largest number of votes cast will be elected as directors. Shares represented by proxies marked to withhold authority to vote with respect to any nominee will be counted for purposes of establishing a quorum, but will have no effect on the election of that nominee. An affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting is required for approval of the other matters presented. Shares represented by proxies which are marked "abstain" on such matters will be counted as shares present for purposes of determining the presence of a quorum; such shares will also be treated as shares present and entitled to vote, which will have the same effect as a vote against such matters. Proxies relating to "street name" shares which are not voted by brokers on one or more but less than all matters will be treated as shares present for purposes of determining the presence of a quorum, but will not be treated as shares represented at the Annual Meeting as to such matter or matters.

  The proxy statement, form of proxy and the Corporation's Annual Report for 1994 were mailed to each stockholder at such holder's address of record, commencing on or about March 17, 1995.

  The principal executive offices of the Corporation are located at One First National Plaza, Chicago, Illinois 60670.

                             ELECTION OF DIRECTORS

  At the Annual Meeting, 17 directors are proposed to be elected to hold office until the next Annual Meeting of Stockholders and until their successors are elected and have qualified. Each of the nominees listed below is presently serving as a director of the Corporation and The First National Bank of Chicago (the "Bank"), the Corporation's principal subsidiary.

  It is intended that shares represented by proxies solicited on behalf of the Board of Directors will be voted for the nominees listed below. In the event that any nominee is unable or declines to serve, an event which is not anticipated, proxies may be voted at the Annual Meeting for another person in place of such nominee, or the number of directors constituting the full Board may be reduced.

  The name, principal occupation, period of service as a director, certain biographical information and Board committee memberships of each nominee are set forth below.

NAME, PRINCIPAL       AGE, BUSINESS                         BOARD
OCCUPATION AND        EXPERIENCE,                           COMMITTEE
PERIOD OF SERVICE     DIRECTORSHIPS AND                     MEMBERSHIPS
AS A DIRECTOR         OTHER INFORMATION                     (1)
- -------------------   ----------------------                ----------

Richard L. Thomas     Mr. Thomas, 64, joined the Bank       Chairman of the
Chairman of the       in 1958 and has served as             Executive
Board and Chief       Chairman of the Board and Chief       Committee.
Executive Officer     Executive Officer of the
of the Corporation    Corporation and the Bank since
and the Bank          January 1992. Mr. Thomas also
Director since        served as President of the
4/13/73               Corporation from May 1974 to
                      November 1993, and of the Bank
                      from 1975 to November 1993. Mr.
                      Thomas is a director of CNA
                      Financial Corporation and Sara
                      Lee Corporation, and a trustee of
                      Northwestern University, Kenyon
                      College and Rush-Presbyterian-St.
                      Luke's Medical Center. He is also
                      the former Chairman and a life
                      trustee of The Orchestral
                      Association.

Richard M. Morrow     Mr. Morrow, 69, joined Amoco          Member of the
Retired Chairman      Production Company, a subsidiary      Audit Committee,
of the Board and      of Amoco Corporation, in 1948,        the Examining
Chief Executive       was elected President of Amoco        Committee and the
Officer               Corporation in 1978 and served as     Executive
Amoco Corporation     Chairman of the Board and Chief       Committee.
 (diversified         Executive Officer from 1983 until
international         his retirement in 1991. From
 petroleum            January 1993 to June 1993, Mr.
company)              Morrow served as Chairman of the
Director since        Board of Westinghouse Electric
11/10/78              Corporation. Mr. Morrow is a
                      director of R. R. Donnelley &
                      Sons Company, Marsh & McLennan
                      Companies, Inc., Potlatch
                      Corporation, Seagull Energy
                      Corporation and Westinghouse
                      Electric Corporation. He is also
                      a trustee of The University of
                      Chicago and Rush-Presbyterian-St.
                      Luke's Medical Center.

Donald P. Jacobs      Dean Jacobs, 67, was appointed to     Member of the
Dean of the J. L.     the faculty of Northwestern           Organization,
Kellogg Graduate      University in 1957 and was            Compensation and
School of             appointed Dean of the J. L.           Nominating
Management            Kellogg Graduate School of            Committee.
Northwestern          Management in 1975. Dean Jacobs
University            is a director of Unicom
 (education and       Corporation, Hartmarx Corp., Pet
research)             Incorporated, UDC Homes, Inc.,
Director since        Unocal Corp. and Whitman
12/11/81              Corporation.


- -------
(1) Each committee is a committee of the Board of Directors of both the Corporation and the Bank.

NAME, PRINCIPAL       AGE, BUSINESS
OCCUPATION AND        EXPERIENCE,                           BOARD
PERIOD OF SERVICE     DIRECTORSHIPS AND                     COMMITTEE
AS A DIRECTOR         OTHER INFORMATION                     MEMBERSHIPS
- -------------------   ----------------------                ----------

John H. Bryan         Mr. Bryan, 58, has been Chairman      Chairman of the
Chairman of the       of the Board and Chief Executive      Audit Committee;
Board                 Officer of Sara Lee Corporation       Member of the
and Chief             since 1976. In addition to Sara       Examining
Executive Officer     Lee Corporation, Mr. Bryan is a       Committee and the
Sara Lee              director of Amoco Corporation and     Executive
Corporation           General Motors Corporation. Mr.       Committee.
 (global              Bryan is also the past chairman
 manufacturer  and    and a member of the board of
 marketer of brand    directors of the Grocery
 name products)       Manufacturers of America, Inc.,
Director since        Chairman of the Chicago Council
4/16/82               on Foreign Relations, a member of
                      the Board of Trustees and Vice
                      President and Treasurer of The
                      Art Institute of Chicago, and a
                      trustee of Rush-Presbyterian-St.
                      Luke's Medical Center and The
                      University of Chicago. Mr. Bryan
                      also is Chairman of Catalyst.

Patrick G. Ryan       Mr. Ryan, 57, has been President      Chairman of the
President and         and Chief Executive Officer of        Organization,
Chief Executive       Aon Corporation since 1982 and        Compensation and
Officer               Chairman of the Board of              Nominating
Aon Corporation       Directors since 1990. Mr. Ryan is     Committee.
 (a broad-based       a director of Aon Corporation and
 insurance holding    a trustee of the Field Museum of
 company)             Natural History, Rush-
Director since        Presbyterian-St. Luke's Medical
4/08/83               Center and Northwestern
                      University.

Roger W. Stone        Mr. Stone, 60, joined Stone           Member of the
Chairman of the       Container Corporation in 1957,        Trust Review
Board, President      was elected President in 1975,        Committee.
and Chief             Chief Executive Officer in 1979
Executive Officer     and Chairman of the Board in
Stone Container       1983. In addition to Stone
Corporation           Container Corporation, Mr. Stone
 (manufacturer of     is a director of the American
 paper, paper-        Forest and Paper Association,
 related products     McDonald's Corporation, Morton
 and packaging        International, Inc., and Option
 systems              Care, Inc. He is a member of the
 equipment)           Advisory Board of the J. L.
Director since        Kellogg Graduate School of
4/13/84               Management of Northwestern
                      University and a trustee of The
                      Orchestral Association.

Jerry K. Pearlman     Mr. Pearlman, 55, joined Zenith       Chairman of the
Chairman and Chief    Electronics Corporation in 1971,      Examining
Executive Officer     was elected Chief Executive           Committee; Member
Zenith Electronics    Officer in 1983 and Chairman in       of the Executive
Corporation           1984, and also served as              Committee and the
 (manufacturer and    President from 1983 to 1993. In       Trust Review
 distributor of a     addition to Zenith Electronics        Committee.
 diversified line     Corporation, Mr. Pearlman is a
 of electronics       director of Stone Container
 products)            Corporation, the Northwestern
Director since        Healthcare Network and the
9/14/84               Central Asian-American Enterprise
                      Fund, and Chairman of the Board
                      and a director of Evanston
                      Hospital Corporation. He is also
                      a trustee of Northwestern
                      University.

NAME, PRINCIPAL       AGE, BUSINESS
OCCUPATION AND        EXPERIENCE,                           BOARD
PERIOD OF SERVICE     DIRECTORSHIPS AND                     COMMITTEE
AS A DIRECTOR         OTHER INFORMATION                     MEMBERSHIPS
- -------------------   ----------------------                -----------

James J. O'Connor     Mr. O'Connor, 57, joined              Member of the
Chairman and Chief    Commonwealth Edison Company (the      Executive
Executive Officer     principal subsidiary of Unicom        Committee and the
Unicom Corporation    Corporation), in 1963, was            Organization,
 (production,         elected President in 1977 and         Compensation and
distribution  and     became Chairman and Chief             Nominating
sale of electric      Executive Officer in 1980. In         Committee.
 energy)              addition, he became Chairman and
Director since        Chief Executive Officer of Unicom
9/11/87               Corporation (the holding company)
                      when that company was formed in
                      1994. Mr. O'Connor is a director
                      of Unicom Corporation,
                      Commonwealth Edison Company,
                      American National Can Company,
                      Corning Incorporated, Scotsman
                      Industries, Inc., Tribune
                      Company, UAL Corporation, the
                      Chicago Urban League and the
                      Chicago Stock Exchange. Mr.
                      O'Connor is also a trustee of the
                      Field Museum of Natural History,
                      the Lyric Opera of Chicago,
                      Northwestern University, The
                      Orchestral Association and the
                      Museum of Science and Industry.

Earl L. Neal          Mr. Neal, 66, has been an             Member of the
Principal             attorney with Earl L. Neal &          Examining
Earl L. Neal &        Associates since 1955. Mr. Neal       Committee and the
Associates            is a director of Peoples Energy       Organization,
 (law firm)           Corporation, Chicago Title and        Compensation and
Director since        Trust Company, Chicago Title          Nominating
4/08/88               Insurance Company and Lincoln         Committee.
                      National Corporation. He is a
                      member of the Board of Directors
                      of the University of Illinois
                      Foundation, Chairman of the Urban
                      Health Program--UIC, a fellow of
                      the International Academy of
                      Trial Lawyers and a member of the
                      American College of Trial
                      Lawyers.

Jack F. Reichert      Mr. Reichert, 64, joined              Member of the
Chairman of the       Brunswick Corporation in 1957,        Examining
Board, President      was elected Chief Executive           Committee and the
and Chief             Officer in 1982, Chairman of the      Trust Review
Executive Officer     Board in 1983 and President in        Committee.
Brunswick             June 1994. Mr. Reichert also
Corporation           previously served as President
 (a multinational     from 1982 to 1993. Mr. Reichert
 company with         is a director of Brunswick
leadership            Corporation and The Dial Corp,
 positions in         and a trustee of Carroll College.
marine  power,        Mr. Reichert is also a member of
pleasure boating      the Council of The University of
 and recreation)      Chicago Graduate School of
Director since        Business and the Recreation
4/08/88               Roundtable.

Adele Simmons         Ms. Simmons, 53, was elected          Chairman of the
President             President of The John D. and          Trust Review
The John D. and       Catherine T. MacArthur Foundation     Committee; Member
Catherine T.          in May 1989. She served as            of the Examining
MacArthur             President of Hampshire College,       Committee and the
Foundation            Amherst, Massachusetts, from 1977     Executive
 (philanthropic       to 1989. Ms. Simmons is a             Committee.
 foundation)          director of Marsh & McLennan
Director since        Companies, Inc. and is a board
11/09/90              member of the Union of Concerned
                      Scientists and Synergos.

NAME, PRINCIPAL       AGE, BUSINESS
OCCUPATION AND        EXPERIENCE,                           BOARD
PERIOD OF SERVICE     DIRECTORSHIPS AND                     COMMITTEE
AS A DIRECTOR         OTHER INFORMATION                     MEMBERSHIPS
- -------------------   ----------------------                ----------

Dean L. Buntrock      Mr. Buntrock, 63, founded WMX         Member of the
Chairman of the       Technologies, Inc., in 1968 and       Examining
Board                 has served as Chairman of the         Committee and the
and Chief             Board and Chief Executive Officer     Trust Review
Executive             since its inception. In addition      Committee.
Officer WMX           to WMX Technologies, Inc., Mr.
Technologies, Inc.    Buntrock is a director of
 (comprehensive       Wheelabrator Technologies Inc.,
 environmental and    Waste Management International
 engineering          plc., and Rust International
 services company)    Inc., subsidiaries of WMX
Director since        Technologies, Inc. He is also a
4/12/91               director of Boston Chicken, Inc.,
                      serves on the Executive Committee
                      of The Orchestral Association and
                      is a member of the Board of
                      Regents of St. Olaf College.

James S. Crown        Mr. Crown, 41, has been a General     Member of the
General Partner       Partner of Henry Crown and            Examining
Henry Crown and       Company (Not Incorporated) since      Committee and the
Company (Not          1985. From 1983 to 1985, Mr.          Organization,
Incorporated)         Crown served as a Vice President      Compensation and
 (diversified         of Salomon Brothers Inc. He is a      Nominating
 investments)         director of General Dynamics          Committee.
Director since        Corporation and PEC Israel
4/12/91               Economic Corporation. He is also
                      a trustee of The University of
                      Chicago, the Museum of Science
                      and Industry, The Orchestral
                      Association and the Jewish
                      Federation of Metropolitan
                      Chicago.

Leo F. Mullin         Mr. Mullin, 52, joined the Bank       Member of the
President and         in 1981 and was elected President     Executive
Chief Operating       and Chief Operating Officer of        Committee.
Officer of the        the Corporation and the Bank in
Corporation and       November 1993. Previously, Mr.
the Bank Director     Mullin served as an Executive
since 10/8/92         Vice President of the Corporation
                      from December 1984 to April 1991
                      and from April 1992 to November
                      1993, and as an Executive Vice
                      President of the Bank from
                      December 1984 to April 1991. Mr.
                      Mullin has also served as
                      Chairman of the Board of American
                      National Corporation ("ANC") and
                      American National Bank and Trust
                      Company of Chicago ("ANB") since
                      April 1991 and as Chief Executive
                      Officer of ANC and ANB from April
                      1991 to December 1993. Mr. Mullin
                      is Chairman of the Board of
                      Trustees of the Field Museum of
                      Natural History, Vice Chairman of
                      the Chicago Urban League, a
                      director of The Children's
                      Memorial Hospital and a trustee
                      of Northwestern University.

NAME, PRINCIPAL       AGE, BUSINESS
OCCUPATION AND        EXPERIENCE,                           BOARD
PERIOD OF SERVICE     DIRECTORSHIPS AND                     COMMITTEE
AS A DIRECTOR         OTHER INFORMATION                     MEMBERSHIPS
- -------------------   ----------------------                ----------

David J. Vitale       Mr. Vitale, 48, joined the Bank       Member of the
Vice Chairman of      in 1968, and was elected Vice         Executive
the Board of the      Chairman of the Board of the          Committee.
Corporation and       Corporation and the Bank in
the Bank Director     November 1993. Previously, Mr.
since 10/8/92         Vitale had served as Executive
                      Vice President of the Corporation
                      and Bank since 1986. Mr. Vitale
                      is a director of the Student Loan
                      Marketing Association, a director
                      of Leadership Greater Chicago and
                      a trustee of the Museum of
                      Science and Industry and the Art
                      Institute of Chicago.

Donald V. Fites       Mr. Fites, 61, joined Caterpillar     Member of the
Chairman of the       Inc. in 1956, was elected             Audit Committee
Board and Chief       President and Chief Operating         and the Examining
Executive Officer     Officer in 1989 and Chairman of       Committee.
Caterpillar Inc.      the Board and Chief Executive
 (manufacturer of     Officer in 1990. In addition to
 a wide range of      Caterpillar Inc., Mr. Fites is a
 construction,        director of Georgia-Pacific
 earthmoving and      Corporation, Mobil Corporation,
 material handling    the National Association of
 equipment and        Manufacturers, Keep America
 engines)             Beautiful and Valparaiso
Director since        University, the former Chairman
 4/16/93              and a director of the Equipment
                      Manufacturers Institute, and the
                      former Chairman and a director of
                      the National Foreign Trade
                      Council. Mr. Fites is Chairman of
                      the U.S.- Japan Business Council
                      and a member of the Salvation
                      Army National Advisory Board, The
                      Business Council, the Advisory
                      Committee for Trade Policy and
                      Negotiations, the Competitiveness
                      Policy Council and the Business
                      Roundtable Policy Committee. He
                      also serves as a trustee of the
                      Farm Foundation, Knox College and
                      The Methodist Medical Center of
                      Illinois.

Andrew J. McKenna     Mr. McKenna, 65, has served as        Member of the
Chairman of the       Chairman of the Board, President      Audit Committee
Board, President      and Chief Executive Officer of        and the Examining
and Chief             Schwarz Paper Company since 1964.     Committee.
Executive Officer     In addition to Schwarz Paper
Schwarz Paper         Company, Mr. McKenna is a
 Company (printer,    director of Aon Corporation, Dean
 converter and        Foods Company, McDonald's
 distributor of       Corporation, Skyline Corporation
 packaging            and Tribune Company. He also
 materials)           serves as Chairman of the Board
Director since        of Trustees of the University of
 4/16/93              Notre Dame, a trustee of the
                      Museum of Science and Industry, a
                      director of The Children's
                      Memorial Hospital and the
                      Association of Governing Boards
                      of Colleges and Universities, and
                      a member of the Board of
                      Governors of the Chicago Stock
                      Exchange.

                      COMMITTEES OF THE BOARD OF DIRECTORS

  It is the primary responsibility of the Board of Directors of the Corporation to oversee the management of the business of the Corporation and its subsidiaries, including the Bank. To assist in carrying out its responsibilities, the Board of Directors has established five standing committees which are described below. Recently, the Board of Directors determined that it would be advisable to modify the current standing committees and their respective functions. These modifications, which will become effective on April 21, 1995, are summarized below.

AUDIT COMMITTEE

  The members of the Audit Committee of the Corporation and the Bank are Donald
V. Fites, Andrew J. McKenna, Richard M. Morrow and John H. Bryan, who serves as Chairman. During 1994, the Audit Committee of the Corporation and the Bank met concurrently five times.

  Included among the functions performed by the Audit Committee are (i) appointment of the Corporation's independent auditors subject to ratification by the stockholders; (ii) review of the plan and results of the independent auditors' auditing engagement; (iii) general review of the independence of the independent auditors; (iv) consideration of the range of audit and non-audit fees for professional services to be provided by the independent auditors; (v) approval of the professional services provided by the independent auditors;
(vi) review of the Corporation's procedures for making internal audits of its affairs; (vii) review of the scope and results of the audits performed by the Corporation's internal auditors; (viii) review of the representations of management and the findings of the independent auditors and the internal auditors as to the adequacy of the Corporation's system of internal accounting controls in order to obtain reasonable assurance that the Corporation's annual and quarterly financial reports are prepared in accordance with generally accepted accounting principles and are free from material fraud or error; (ix) approval of the selection and discharge of the Corporation's General Auditor; and (x) review of reports of examinations by regulatory agencies relating to the Corporation and its subsidiaries.

EXAMINING COMMITTEE

  The members of the Examining Committee of the Corporation and the Bank are John H. Bryan, Dean L. Buntrock, James S. Crown, Donald V. Fites, Andrew J. McKenna, Richard M. Morrow, Earl L. Neal, Jack F. Reichert, Adele Simmons and Jerry K. Pearlman, who serves as Chairman. During 1994, the Examining Committee of the Corporation and the Bank met concurrently seven times. The Examining Committee reviews, advises on, and approves certain activities of the Corporation and the Bank in the following areas: liquidity, including funding management; financial risk, including trading and interest rate positions; credit risk, including credit portfolio risk and credit process; and adequacy of the allowance for possible credit losses. In addition, the Examining Committee reviews the results of any regulatory examination or periodic report by federal banking regulatory agencies related to any of the Examining Committee's responsibilities.

EXECUTIVE COMMITTEE

  The members of the Executive Committee of the Corporation and the Bank are John H. Bryan, Richard M. Morrow, Leo F. Mullin, James J. O'Connor, Jerry K. Pearlman, Adele Simmons, David J. Vitale and Richard L. Thomas, who serves as Chairman. During 1994, the Executive Committee of the Corporation and the Bank met concurrently once. The Executive Committee exercises all the powers of the Board of Directors in the management of the business and affairs of the Corporation and the Bank while the Board of Directors is not in session.

TRUST REVIEW COMMITTEE

  The members of the Trust Review Committee of the Corporation and the Bank are Dean L. Buntrock, Jerry K. Pearlman, Jack F. Reichert, Roger W. Stone and Adele Simmons, who serves as Chairman. During 1994, the Trust Review Committee of the Corporation and the Bank met concurrently four times. The Trust Review Committee, with specified exceptions, exercises all of the powers of the Board of Directors in the management of those aspects of the business and affairs of the Bank which relate to the exercise and administration of its fiduciary authorities and responsibilities. In addition, the Trust Review Committee makes evaluations, conclusions and recommendations to the Board of Directors with respect to the fiduciary activities engaged in by the Bank and all other subsidiaries of the Corporation, particularly as to: the condition of such fiduciary activities; the effectiveness of fiduciary policies, procedures and controls; and whether fiduciary responsibilities have been administered in accordance with the law, pertinent regulations and sound fiduciary principles.

ORGANIZATION, COMPENSATION AND NOMINATING COMMITTEE

 Committee Interlocks and Insider Participation

  The members of the Organization, Compensation and Nominating Committee of the Corporation and the Bank are James S. Crown, Donald P. Jacobs, Earl L. Neal, James J. O'Connor and Patrick G. Ryan, who serves as Chairman. Except for Mr. Neal, who was appointed to the Committee in April 1994, all current members served on the Committee for the entire year. Jerry K. Pearlman and Jack F. Reichert served on the Committee until April 1994.

  During 1994, the Organization, Compensation and Nominating Committee of the Corporation and the Bank met concurrently eight times.

  All of the members of the Organization, Compensation and Nominating Committee, or their associates, were customers of, or had transactions with, the Corporation, the Bank and other subsidiaries of the Corporation in the ordinary course of business during 1994. Additional transactions may be expected to take place in the future. All outstanding loans to the directors and their associates, commitments and sales, purchases and placements of investment securities and other financial instruments included in such transactions were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, where applicable, as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risk of collectibility or present other unfavorable features. All other transactions described below were entered into in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with other persons.

  During 1994, Unicom Corporation paid approximately $2,344,007 to a subsidiary of the Corporation for rent and incidental services pursuant to leases for office and garage space. James J. O'Connor, Chairman and Chief Executive Officer of Unicom Corporation, is a director of the Corporation.

  During 1994, subsidiaries of the Corporation made direct tuition payments under employee tuition assistance programs for employees enrolled in courses at Northwestern University of approximately $220,950. Contributions to Northwestern University by subsidiaries of the Corporation for 1994 totaled approximately $46,960. Donald P. Jacobs, Dean of the J. L. Kellogg Graduate School of Management, Northwestern University, is a director of the Corporation.

  Subsidiaries of Aon Corporation received brokerage commissions and fees in 1994 of approximately $743,831 for obtaining certain insurance for the Corporation and its subsidiaries. In addition, during 1994, a subsidiary of Aon Corporation paid approximately $1,217,293 to subsidiaries of the Corporation for rent and incidental services and expenses pursuant to a lease of space on the subsidiaries' premises used in connection with the marketing of annuity products. Certain subsidiaries of the Corporation also received net commissions of approximately $261,176 from subsidiaries of Aon Corporation in connection with the sale of insurance products. Patrick G. Ryan, President and Chief Executive Officer of Aon Corporation, is a director of the Corporation.

  Subsidiaries of the Corporation made payments in the aggregate of approximately $1,664,546 for stationery supplies to American Envelope Company. James S. Crown, a director of the Corporation, owns an indirect interest in American Envelope Company.

 Committee Responsibilities and Authorities

  Included among the functions related to human resources management and compensation performed by the Organization, Compensation and Nominating Committee are (i) ensuring the effectiveness of senior management and management continuity; (ii) ensuring the reasonableness and appropriateness of senior management compensation arrangements and levels; (iii) overseeing officer titling and employee compensation; (iv) monitoring the overall soundness and effectiveness of the Corporation's compensation and benefit programs at all levels; and (v) providing advice and counsel regarding the Corporation's human resources strategy and key human resources practices and issues.

  Regarding formal authorities for compensation matters, the Corporation's Board of Directors approves, upon recommendation of the Committee, (i) the adoption and amendment of stock-based incentive plans (subject to stockholder approval where required); (ii) the total number of available shares to be used each year in stock-based plans; (iii) the adoption and amendment of all significant compensation plans (subject to stockholder approval where required); and (iv) all compensation actions, including employment and separation arrangements, for officers at or above the level of executive vice president.

  The Committee has been delegated authority by the Board of Directors to approve (i) the terms and conditions of stock-based grants; (ii) funding for senior management annual incentive awards; (iii) all annual incentive awards of $200,000 or more, except awards for executive vice presidents and above; and
(iv) all compensation actions, including employment and separation arrangements, for members of the senior leadership group who are not executive vice presidents or above (approximately 75 employees).

  Additionally, the Committee is responsible for (i) proposing new directors;
(ii) reviewing the performance of the Board; (iii) providing counsel regarding the organization of the Board of Directors and its committee structure, committee charters, and membership; and (iii) overseeing director compensation arrangements.

  The Organization, Compensation and Nominating Committee will consider candidates for nominees for election as directors of the Corporation submitted by stockholders. Any stockholder who wishes to have the Committee consider a candidate should submit the name of the candidate, along with any biographical or other relevant information the stockholder wishes the Committee to consider, to the Secretary of the Corporation at the address appearing on the first page of this proxy statement.

COMMITTEE MODIFICATIONS

  Effective April 21, 1995, the Examining Committee and the Trust Review Committee will be eliminated and two new standing committees, the Finance Committee and the Employee and Public Responsibility Committee, will be established. The Examining Committee's current responsibilities will be divided between the Finance Committee and the Audit Committee; the Trust Review Committee's current responsibilities will be assigned to the Audit Committee.

  The Finance Committee will be responsible for financing issues, capital planning, interest rate sensitivity management, risk allocation, credit policy standards, corporate funding and liquidity, and dividend policy. This Committee is intended to take a prospective view concerning the risk profile of the Corporation and to establish parameters within which the Corporation should operate.

  The Employee and Public Responsibility Committee will be responsible for various issues relating to the Corporation's compliance with the Community Reinvestment Act, fair lending laws and applicable consumer-related laws; neighborhood and social initiatives; affirmative action and equal employment opportunity; and charitable contributions.

                DIRECTOR MEETING ATTENDANCE AND FEE ARRANGEMENTS

  The Board of Directors of the Corporation held eleven meetings in 1994. Each incumbent director attended 75% or more of the total number of meetings held during 1994 by the Corporation's Board of Directors and Committees thereof on which the director served.

  Each non-officer director receives an annual retainer of $50,000 ($25,000 for service as a director of the Corporation and $25,000 for service as a director of the Bank). The Chairman of each Committee receives an additional annual retainer of $5,000 ($2,500 for service as Chairman of a Corporation Committee and $2,500 for service as Chairman of a Bank Committee). John H. Bryan, Jerry
K. Pearlman, Patrick G. Ryan and Adele Simmons are the current Committee Chairmen receiving the additional annual retainer. In addition, each non-officer director receives 200 shares of Common Stock annually. The aggregate fair market value of the 200 shares of Common Stock received by each non-officer director in 1994 was $10,000, based on a purchase price of $50 per share. No additional fees are paid to directors for attending Board or Committee meetings. Non-officer directors may elect to receive their annual retainer in cash or have the retainer applied toward the purchase of shares of Common Stock. Such payments and purchases are made on a quarterly basis. Officers of the Corporation and its subsidiaries do not receive an annual retainer, meeting fees, shares of Common Stock or other compensation for service as directors of the Corporation or the Bank or for service on Committees of the Board.

  Effective March 31, 1994, the Director Retirement Income Plan (the "Director Retirement Plan") was established for all non-officer directors of the Corporation and the Bank who have served in such capacity for at least twenty quarters or leave the respective Boards prior to the completion of such period due to death or disability. The retirement income benefit is equal to one-half the annual cash retainer payable to a non-officer director at the time the retiring director no longer serves on the respective Boards. The benefit is provided for the number of quarters served up to a maximum of forty quarters. Retiring directors may elect to receive this benefit in quarterly installments or in a lump sum based on the discounted present value of the benefit payments over time. The benefit is payable from the general assets of the Corporation. In the event of a change of control of the Corporation, the retirement benefit will be paid immediately in a lump sum discounted to a present value based on the number of quarters served and the annual retainer in effect at the time of the change of control. This payment will be made irrespective of whether a director has served for the requisite twenty quarters. The maximum benefit will be based on forty quarters of service. The remaining benefits payable to any previously retired director will be paid immediately upon a change of control in a lump sum discounted to a present value amount.

  Directors may elect to defer cash compensation earned as directors pursuant to the Deferred Compensation Plans of the Corporation and the Bank. Under these plans, an amount representing the cash portion of the annual retainer a director would otherwise be entitled to receive is credited to a cash account which is maintained for bookkeeping purposes only. Each quarter, a determination is made as to the number of full shares of the Corporation's Common Stock that can be purchased with the amount credited to the director's cash account. The number of phantom shares is then credited to the director's phantom stock account. The phantom stock account does not represent actual shares, but is maintained for bookkeeping purposes only.

  Each director may select the date following retirement on which pay-out will commence and the number of annual installments to be paid. Each deferred payment is based upon the fair market value of the Corporation's Common Stock at the time of payment. The plans of the Corporation and the Bank provide for immediate lump sum payment in the event of a director's retirement or termination of service as a director within one year of a change of control of the Corporation.

  The following table sets forth the number of phantom shares of Common Stock credited as of December 31, 1994, to the phantom stock accounts of the non-officer directors participating in the Deferred Compensation Plans.

                          NUMBER
NAME                     OF SHARES
- ----                     ---------
Richard M. Morrow.......  27,014
Donald P. Jacobs........  20,794
John H. Bryan...........  26,427
Roger W. Stone..........  18,821
Jerry K. Pearlman.......  19,511

                          NUMBER
NAME                     OF SHARES
- ----                     ---------
James J. O'Connor.......   8,010
Earl L. Neal............   9,785
Dean L. Buntrock........   4,412
James S. Crown..........   4,412
Andrew J. McKenna.......   1,430

             BENEFICIAL OWNERSHIP OF THE CORPORATION'S COMMON STOCK

  Generally, under Securities and Exchange Commission rules, a person is deemed to be the beneficial owner of a security with respect to which such person, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power (which includes power to vote, or direct the voting of, such security) or investment power (which includes power to dispose of, or direct the disposition of, such security). In addition, a person is deemed to be the beneficial owner of a security if he or she has the right to acquire such voting power or investment power over the security within sixty days, for example, through the exercise of a stock option.

  The following table shows the beneficial ownership of the Corporation's Common Stock as of December 31, 1994 (unless otherwise noted below) by (i) each person that is the beneficial owner of more than five percent of such outstanding class of shares, (ii) each director, (iii) each executive officer named in the Summary Compensation Table on page 19 and (iv) all directors and executive officers as a group.

                        AMOUNT AND
                        NATURE OF
                        BENEFICIAL       PERCENT
                        OWNERSHIP        OF CLASS
                          AS OF           (IF 1%
                       DECEMBER 31,         OR
NAME                       1994          GREATER)
- ----                   ------------      --------
American Express Com-
 pany................   9,668,980(a)      10.76%
The Capital Group
 Companies, Inc......   5,556,440(b)       6.18
Richard L. Thomas....     487,259(c)(d)     --
Richard M. Morrow....       7,200(e)        --
Donald P. Jacobs.....       2,980           --
John H. Bryan........       3,500           --
Patrick G. Ryan......      23,956(f)        --
Roger W. Stone.......       4,710(g)        --
Jerry K. Pearlman....       5,200           --
James J. O'Connor....       2,559           --
Earl L. Neal.........       3,000           --

                         AMOUNT AND
                         NATURE OF
                         BENEFICIAL    PERCENT
                         OWNERSHIP     OF CLASS
                           AS OF        (IF 1%
                        DECEMBER 31,      OR
NAME                        1994       GREATER)
- ----                    ------------   --------
Jack F. Reichert......       1,500        -- %
Adele Simmons.........       2,800        --
Dean L. Buntrock......       5,800        --
James S. Crown........   3,052,680(h)    3.40
Leo F. Mullin.........     220,066(c)     --
David J. Vitale.......     194,678(c)     --
Donald V. Fites.......       1,746        --
Andrew J. McKenna.....      14,334(i)     --
W. G. Jurgensen.......     103,235(c)     --
Scott P. Marks, Jr....     136,792(c)     --
All Directors and Ex-
 ecutive Officers as a
 Group (j)............   4,922,687(c)    5.43

- -------
(a) This information is based on an Amendment No. 3 to Schedule 13G filed on February 15, 1995, with the Securities and Exchange Commission by American Express Company, a New York corporation ("American Express"), and its subsidiary American Express Financial Advisors Inc., a Delaware corporation and a registered investment advisor ("Advisors"). Advisors has shared voting power with respect to 2,874,150 shares and shared dispositive power with respect to 9,668,980 shares. American Express disclaims beneficial ownership of the shares which may be deemed to be beneficially owned by Advisors. The address of American Express is American Express Tower, World Financial Center, New York, New York 10285. The address of Advisors is IDS Tower 10, Minneapolis, Minnesota 55440.
(b) This information is based on an Amendment No. 3 to Schedule 13G dated February 8, 1995, filed with the Securities and Exchange Commission by The Capital Group Companies, Inc., a Delaware corporation ("Capital"), and its subsidiary, Capital Research and Management Company, a Delaware corporation and registered investment advisor ("CRM"). CRM has sole dispositive power over 4,885,000 shares. Through its ownership of CRM and certain other subsidiaries, Capital may be deemed to have sole voting power over 486,230 shares and sole dispositive power over 5,556,440 shares. Capital disclaims beneficial ownership of these shares. The address of Capital and CRM is 333 South Hope Street, Los Angeles, California 90071.

(c) As set forth in the following table, for Messrs. Thomas, Mullin, Vitale, Jurgensen and Marks and all directors and executive officers as a group, the share amounts include shares subject to options held by such persons which were exercisable as of March 1, 1995, and also include shares held pursuant to the Corporation's Savings Incentive Plan as of December 31, 1994, which will be subject to the voting direction of such persons at the Annual Meeting:

                                                              SCOTT  ALL DIRECTORS
                                                                P.   AND EXECUTIVE
                        RICHARD L. LEO F.  DAVID J.   W. G.   MARKS,  OFFICERS AS
                          THOMAS   MULLIN   VITALE  JURGENSEN  JR.      A GROUP
                        ---------- ------- -------- --------- ------ -------------
  Shares Subject to Op-
   tions Exercisable
   as of 3-1-95........  228,000   118,166  87,083   61,666   58,416    807,718
  Shares Held pursuant
   to Savings Incentive
   Plan................   13,997       583   5,574      778      104     33,037

(d) This figure includes 2,120 shares held by a limited partnership in which Mr. Thomas and his wife are general and limited partners, and 220 shares held by various trusts for which Mr. Thomas serves as trustee.
(e) This figure includes 1,000 shares owned by Mr. Morrow's wife. Mr. Morrow disclaims beneficial ownership of the shares owned by his wife.
(f) This figure includes 1,597 shares of Common Stock owned by a corporation the majority of the shares of which are owned by Mr. Ryan.
(g) This figure includes 2,355 shares of Common Stock held by Mr. Stone as custodian for his children.
(h) The number of shares of Common Stock shown as beneficially owned by James
    S. Crown include 1,555,305 shares owned by The Crown Fund, of which he is a partner; 226,205 shares owned by Henry Crown and Company (Not Incorporated), of which Mr. Crown is a partner; 235,361 shares owned by Areljay, L.P., of which a trust of which Mr. Crown is a beneficiary is a limited partner; 266,476 shares owned by Arie and Ida Crown Memorial, of which Mr. Crown is a director; and 517,639 shares owned by Pines Trailer Limited Partnership, of which a corporation of which Mr. Crown is a shareholder and a partnership of which Mr. Crown is a partner are partners. Also included are 131,941 shares beneficially owned by trusts of which Mr. Crown is a beneficiary and 93,766 shares beneficially owned by trusts of which Mr. Crown is a co-trustee. Mr. Crown's wife owns beneficially 1,496 shares, and trusts of which Mr. Crown's children are beneficiaries own beneficially 4,445 shares. Mr. Crown disclaims beneficial ownership of the shares held by the various persons and entities described above.
(i) This figure includes 5,437 shares of Common Stock owned by Mr. McKenna's wife. Mr. McKenna disclaims beneficial ownership of the shares owned by his wife.

(j) For purposes of this table, the term "executive officers" includes all persons who were executive officers of the Corporation on December 31, 1994.

    ORGANIZATION, COMPENSATION AND NOMINATING COMMITTEE REPORT ON EXECUTIVE
                                  COMPENSATION

  The following is the report of the Organization, Compensation and Nominating Committee for 1994 on executive compensation.

 Compensation Philosophy

  The Committee has established an executive compensation philosophy which encompasses: (1) guiding principles; (2) the utilization of peer institutions for purposes of compensation management; (3) the role and purpose of each compensation element; and (4) policy statements describing decision-making relative to base salaries, annual incentives and long-term incentives. During 1994, the Committee conducted a review of the Corporation's executive compensation philosophy and concluded that the existing philosophy was essentially sound and consistent with the manner the Committee believes the Corporation's executive compensation program should be structured and managed. To sharpen the concept of pay for performance, two additional guiding principles were adopted, one relative to annual incentive compensation, the other related to long-term incentives:

  . Funding for annual incentives will be guided in part by the Corporation's performance relative to the peer group assuming at or above threshold performance in relation to the profit plan--target payout for average relative performance, above target payouts for superior performance in relation to the peer group, lower payout for below average relative performance.

  . Long-term incentive award guidelines which are established each year will directly reflect the Corporation's performance for the year in relation to the peer group--median award opportunities for average relative performance, increased opportunities for superior performance relative to the peer group, reduced opportunities for below average relative performance.

  Certain of the other guiding principles are as follows:

  . Compensation will play a prominent role in attracting, motivating and encouraging a career commitment on the part of key employees.

  . Compensation programs will reinforce the execution of the Corporation's business strategies, the achievement of key financial and operating objectives and ultimately the enhancement of stockholder value.

  . Compensation opportunities and the mix of compensation program elements will be structured in the context of the pay practices of competing institutions.

  . Performance contributions in a given year, achievements over a sustained period and expectations regarding future contributions will be the primary determinants of individual compensation actions.

  . Judgment and discretion will be an integral part of assessing the Corporation's performance as well as individual contributions.

  . The Corporation's performance will be viewed in the context of statutory and regulatory requirements, as well as the Corporation's key constituencies, including stockholders, customers and employees.

  . Stock ownership will be encouraged to foster an ownership mentality on the part of employees at all levels of the Corporation.

 Peer Institutions

  The Corporation utilizes a group of peer bank holding companies to serve as a benchmark for competitive pay levels and compensation practices for its senior officers. The selection of firms for inclusion in the peer group reflects several factors including institutional performance, business mix, size and geographic considerations. The specific positioning of the Corporation's total compensation opportunities in relation to the peer group is dependent on the Corporation's relative performance and other considerations including business plan requirements.

  As part of the Committee's 1994 review of the Corporation's executive compensation philosophy, the composition of the current peer group was also considered. No change in the firms which make up the peer group was deemed appropriate.

  All of the current peer institutions were included in the Standard & Poor's 500 Index and the KBW 50 Index published by Keefe, Bruyette & Woods, Inc. Both indices are utilized in the performance graph presented on page 18 of this proxy statement which presents the Corporation's cumulative total return over the last five years on a comparative basis.

  The Corporation conducts and participates in surveys to identify executive compensation practices and levels within the financial services industry, as well as those specifically within the executive officer peer group. Information contained in peer proxies and other sources of competitive data are analyzed and reviewed by the Committee periodically to ensure an understanding of competitive compensation trends and the appropriateness of executive officer compensation positioning. The 1994 review indicated that:

  . Salaries for the Corporation's executive officers for 1993 reported in the 1994 proxy statement were below the median of the peer institutions.

  . Incentive awards based on the Corporation's results for 1993 were slightly above the median of the peer group for 1993. (The Committee notes that the Corporation's performance for 1993 was significantly above the median for the peer group.)

  . The stock awards made in 1993 were below the median of the peers' 1993 stock awards.

  Results from the 1994 review were similar to those from the 1993 review with respect to the competitive positioning of salaries and stock grants.

  Information on 1994 peer group compensation actions will be reviewed by the Committee in 1995 when such information becomes available.

 Description of the Executive Compensation Program

  Each element of the executive compensation program--base salaries, annual incentives, and long-term incentives--has a specific role with respect to supporting the concept of pay for performance and is designed to reinforce specific job and organizational requirements.

  Base Salary: Base salary represents compensation for discharging job responsibilities and reflects the executive officer's performance over time. Peer salaries for comparable positions are used as reference points in setting salary opportunities for executive officers. The Corporation's overall goal is to approximate the median salaries paid by the peer group assuming comparability of such factors as position responsibilities and tenure.

  Individual salary adjustments take into account the Corporation's salary increase guidelines for the year and individual performance contributions for the year, as well as sustained performance contributions over a number of years and significant changes in responsibilities, if any. The assessment of individual performance contributions is subjective and does not specifically reflect the Corporation's performance. The Corporation's salary increase guidelines are based on anticipated salary trends among the Corporation's peer group and the requirements of the Corporation's business plan for the year.

  Annual Incentives: Annual incentives serve as the Corporation's primary compensation vehicle to recognize and reward accomplishments in a given year. Peer incentive awards are utilized as reference points to establish a target pool of funds for executive officers and certain other members of senior management (approximately 75 people in the aggregate), assuming business plan goals are achieved. There are no individual award targets or award maximums. The actual size of the funding pool at year-end is based on the Committee's subjective assessment of the Corporation's performance for the year, which combines results for specific quantitative measures established at the beginning of the year as well as progress during the year with respect to the achievement of critical strategic goals and performance in relation to the Corporation's peer institutions.

  For 1994, the Committee's approach to assessing the Corporation's performance for annual incentive funding purposes was to rely on a subjective evaluation of specific performance measures. Performance against an earnings per share target for the year (on a core earnings basis) was the primary measure. The other performance benchmarks, which were not formally weighted in terms of relative importance, included total shareholder return, credit quality, return on equity, credit ratings, capital adequacy and operating efficiency. The Corporation's performance relative to the peer group for these same measures also was assessed by the Committee. There were no preestablished performance thresholds for the performance measures other than the primary measure (earnings per share).

  For 1994, core earnings per share, as adjusted for certain one-time gains and extraordinary items, were on plan for the year. Results for the other performance benchmarks met expectations with performance relative to the peer group at a median level overall. Based on the Corporation's overall results, the Committee concluded that the funding available for awards to executive officers and other members of the senior leadership group should be slightly below the target pool of funds. Individual awards for executive officers from the available funding pool were based on a subjective assessment of individual contributions for the year and were not subject to specific criteria.

  Long-Term Incentives: The Corporation utilizes long-term incentives primarily to provide an earnings opportunity based on the Corporation's success as measured by its Common Stock performance, and thus link the interests of employees with those of the Corporation's stockholders. Additionally, long-term incentives serve to establish an ownership perspective and encourage the retention of key managers and professionals.

  Consistent with these purposes, the Stock Incentive Plan was approved by stockholders on April 12, 1991. The Plan which is administered by the Committee, authorizes the grant of: (1) stock options; (2) performance shares;
(3) restricted shares; and, (4) other stock awards the value of which is determined in whole or in part by reference to the Corporation's Common Stock including stock appreciation rights, performance units, restricted stock units, and unrestricted stock grants (to other than executive officers).

  The Corporation granted stock option awards in January of 1994 to each of the executive officers named in the Summary Compensation Table on page 19 of this proxy statement. The options were granted at an exercise price based on the market price of the Corporation's Common Stock on the date of grant. The January option grants have a ten-year term, with one-third of the total grant becoming exercisable after one, two and three years. Exercise of an option grant is subject to continued employment.

  The number of option shares granted to individual executive officers in 1994 was based on a subjective appraisal of past and expected future contributions in relation to the Corporation's stock award guidelines for the year. The Committee also considered the number of stock options outstanding and prior restricted share awards when it determined individual stock option awards. The assessment of individual performance was not subject to specific quantitative criteria. The stock award guidelines were structured to reflect the estimated average value of peer group long-term incentive compensation opportunities and certain assumptions including the future price appreciation of the Corporation's Common Stock. The Corporation's prior performance was not utilized as a factor with respect to the establishment of the stock award guidelines in 1994. The actual amount to be realized from the stock option awards is dependent on future stock price appreciation.

  In June of 1994, each of the executive officers (other than the Chairman) named in the Summary Compensation Table was granted a performance restricted stock award. The performance restricted stock awards are grants of dividend-bearing shares of the Corporation's Common Stock which are subject to restrictions including the attainment of certain corporate performance criteria for each of the years 1995, 1996 and 1997 (the "performance periods") and the executive officer's continued employment during a period following the three performance periods. Although the shares may be voted and are entitled to reinvested dividends during the restricted period, the shares may not be disposed of by the executive officer until the restrictions lapse.

  The purpose of the 1994 performance restricted stock awards was twofold: 1) to help ensure the continuity of the Corporation's top executives during a transition in executive leadership; and 2) to address a competitive compensation gap which had been identified in prior years, particularly with respect to long-term incentive awards. The Committee determined the amount of each grant based on the executive officer's organizational level.

  Specifically, the terms of the performance restricted stock awards provide that for each performance period, each executive officer will earn a percentage of one-third of the total shares awarded, plus reinvested dividends. The percentage of shares earned will be based on the Corporation's total stockholder return ranking for the performance period in relation to the total stockholder return of the 50 banks represented by the Keefe, Bruyette & Woods, Inc. KBW 50 Index. Total stockholder return is defined as the price appreciation of the Corporation's Common Stock plus dividend payments during the applicable performance period. The percentage to be applied ranges from 0% to 150%. Awards, if any, earned for each performance period will be paid out in three annual installments commencing the year immediately following the performance period, contingent upon the executive officer's continued employment at the time of each payment.

  In 1994, the Committee recommended and the Board approved the use of restorative stock options, so named because upon exercise of an outstanding stock option a new option is granted which "restores" the original option's upside earnings opportunity. Restorative stock options are automatically granted when: (1) an outstanding stock option is exercised by exchanging shares of the Corporation's Common Stock owned for at least six months to pay both the exercise price and the related tax withholding obligations; and (2) the market price of the Corporation's Common Stock is at least 25% higher than the exercise price of the outstanding stock option. The number of restorative stock options granted is equal to the number of shares of Common Stock exchanged. All outstanding vested stock option grants are eligible for restorative stock options. Restorative stock options are granted with an exercise price based on the market price of the Corporation's Common Stock on the date of grant and have a term which is equal to that remaining on the original option. The use of restorative stock option grants is consistent with the importance the Corporation has placed on employee ownership of its Common Stock and is intended to encourage earlier exercise of outstanding stock option grants and subsequent retention of stock. During 1994, all of the executive officers named in the Summary Compensation Table exercised stock options and were granted restorative stock options.

 Stock Ownership Guidelines

  Consistent with the importance placed on long-term incentives, the Corporation has adopted stock ownership guidelines for all senior officers, including executive officers. The goals set forth in the guidelines, which became effective January 1, 1993, and were amended in May 1994 to establish additional stock ownership guidelines for the positions of President and Vice Chairman, are expected to be achieved over a five year period after attaining the organizational level associated with a specific ownership target.

  Progress toward meeting the goals articulated in the guidelines is reviewed annually. All senior officers are expected to make reasonable progress with respect to achieving the ownership goals over the five year period if their ownership is below guideline levels. Failure to achieve guideline levels of ownership will be considered when future long-term incentive awards are made; however, individual circumstances will be taken into account. Two years after the effective date of the guidelines, almost all of the senior officers subject to the guidelines had met the interim goals with approximately 60% already having achieved the five-year target ownership levels.

 Compensation of Richard L. Thomas

  Mr. Thomas was elected Chairman, President and Chief Executive Officer as of January 1, 1992. In November 1993, Leo F. Mullin was elected President and Chief Operating Officer of the Corporation with Mr. Thomas retaining the titles of Chairman and Chief Executive Officer.

  During 1993, Mr. Thomas' annual salary rate was increased from $700,000 to $730,000. This increase was consistent with the Corporation's overall salary increases for 1993 for employees at all levels.

  During 1994, Mr. Thomas' annual salary rate was increased from $730,000 to $800,000. The size of the salary adjustment for Mr. Thomas reflected three factors: (1) Mr. Thomas' performance for 1993; (2) the Committee's desire to position Mr. Thomas' base salary rate at a level comparable to that of the chief executive officers of the Corporation's peer group; and (3) the discontinuation by the Corporation of the payment of certain club initiation fees, dues and other membership fees for its senior officers. Mr. Thomas' actual salary-related earnings for 1994 as presented in the Summary Compensation Table are $785,057. The difference between Mr. Thomas' actual salary-related earnings for 1994 and his annual salary rate is due primarily to the timing of his salary increases during the year.

  Consistent with the Corporation's overall performance, and the Committee's assessment of Mr. Thomas' achievements during 1993, Mr. Thomas received an annual incentive award of $1,300,000. Mr. Thomas' 1993 award was slightly above the median annual incentive compensation reported for his peer counterparts. The Corporation's overall performance for 1993 was on balance, significantly above the Corporation's peer median.

  For 1994, the Committee determined that the funding available for senior management annual incentive awards, including the Chairman's should be slightly below the level of funding planned for the year. Based on the Committee's conclusion regarding the appropriate funding level for senior management incentives and the Committee's subjective evaluation of Mr. Thomas' performance, an annual incentive of $975,000 was awarded to Mr. Thomas for 1994. Specifically, Mr. Thomas' 1994 award was in recognition of: core earnings per share results for the Corporation which were on plan for the year, earnings for three of the Corporation's four major business segments which substantially exceeded profit plan goals, the Corporation's capital ratios which continued to exceed the regulatory guidelines for "well-capitalized" status by a wide margin, the Corporation's excellent credit quality and expense management trends. Additionally, the Committee considered the Corporation's overall results for the year in relation to the peer group and Mr. Thomas' performance relative to his personal objectives for the year.

  In 1993, Mr. Thomas was granted 60,000 stock options and no restricted shares. The value of the 1993 award was below the median award for chief executive officers of the peer group. In January 1994, Mr. Thomas was granted 89,000 stock options and no restricted shares. The number of option shares granted to Mr. Thomas was based on the Committee's subjective appraisal of his past performance overall and his expected future contributions to the Corporation in relation to the Corporation's stock award guidelines for the year. In July 1994, the Committee granted Mr. Thomas 125,000 stock options and no restricted shares. The July 1994 grant was intended primarily to compensate Mr. Thomas for prior years' long-term incentive compensation awards which were below the median of his peer bank counterparts. Both 1994 grants for Mr. Thomas also were intended to provide a significant incentive for meeting certain strategic challenges facing the Corporation in such a manner as to result in meaningful stock price appreciation.

 The 1993 Tax Law

  The Omnibus Budget Reconciliation Act of 1993 limits the allowable deduction for Federal income tax purposes of compensation paid by a publicly-held corporation, effective January 1, 1994. The limit, which applies to the Corporation's chief executive officer and its other four most highly compensated executive officers employed by the Corporation at year end, is $1 million per executive per year subject to certain preestablished objective performance-based exceptions.

  The Committee has considered the implications of the law and proposed Internal Revenue Service regulations and has concluded the Corporation's policy will be: (1) to maintain the current mix of value to be delivered by key compensation components (base salary, short- and long-term incentives); (2) to structure all or a portion of annual incentive compensation so that beginning in 1995 it meets the performance-based exceptions related to the $1 million compensation deduction limit while maintaining discretionary control over base salary adjustments; and (3) to utilize long-term incentives which are designed to ensure that deductibility requirements are met.

  Specifically for 1994, compensation attributable to stock options granted in 1994 will qualify for the performance-based exception in the year the option is exercised. Compensation derived from the 1994 performance restricted stock grants will also qualify for the performance-based exception in the year paid pursuant to transitional rules adopted by the Internal Revenue Service.

  The Corporation did not attempt to satisfy the performance-based exception with respect to annual incentive compensation for 1994 because of uncertainty regarding the proposed Internal Revenue Service regulations. The Corporation did not forego a deduction for 1994.

  Submitted by the members of the Corporation's Organization, Compensation and Nominating Committee:

              .James S. Crown        .James J. O'Connor
              .Donald P. Jacobs      .Patrick G. Ryan, Chairman
              .Earl L. Neal

                               PERFORMANCE GRAPH

  The following graph compares the cumulative total return on the Corporation's Common Stock with the Standard & Poor's 500 Index (the "S&P 500 Index") and the KBW 50 Index published by Keefe, Bruyette & Woods, Inc. (the "KBW 50 Index"). The S&P 500 Index is a broad based market index, and the KBW 50 Index represents a cross-section of major banking institutions. Both of these indices include the Corporation's Common Stock. The values in the graph show the relative performance of a $100 investment made on December 31, 1989, in the Corporation's Common Stock, the S&P 500 Index, and the KBW 50 Index, with reinvestment of dividends.

   Comparison of Five Year Cumulative Total Return(/1/)
   Among First Chicago Corporation, S&P 500 Index and KBW 50 Index(/2/)



                             [GRAPH APPEARS HERE]

                             FIRST
Measurement Period           CHICAGO        S&P
(Fiscal Year Covered)        CORPORATION    500 INDEX    KBW 50 INDEX
- -------------------          -----------    ---------    ------------
Measurement Pt-
12/31/89                     $100           $100         $100
FYE 12/31/90                 $ 48           $ 97         $ 72
FYE 12/31/91                 $ 78           $126         $114
FYE 12/31/92                 $123           $136         $145
FYE 12/31/93                 $149           $149         $153
FYE 12/31/94                 $171           $151         $145

- -------
(1) Assumes $100 invested at December 31, 1989 with reinvested dividends.
(2) At December 31 in each year.

                       COMPENSATION OF EXECUTIVE OFFICERS

EXECUTIVE OFFICER COMPENSATION TABLE

  The following table sets forth the compensation paid, earned or awarded for the years indicated therein, to the Corporation's chief executive officer and its other four most highly compensated executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                 LONG TERM COMPENSATION
                                     ANNUAL COMPENSATION                 AWARDS
                               --------------------------------  --------------------------
                                                                 RESTRICTED     SECURITIES
                                                   OTHER ANNUAL    STOCK        UNDERLYING   ALL OTHER
   NAME AND PRINCIPAL           SALARY             COMPENSATION  AWARDS ($)    OPTIONS/SARS COMPENSATION
        POSITION          YEAR   ($)    BONUS ($)      ($)        (1) (2)        (#) (3)      ($) (4)
- ------------------------  ---- -------- ---------- ------------  ----------    ------------ ------------
Richard L. Thomas ......  1994 $785,057 $  975,000   $ 9,343     $       0       329,374      $23,927
Chairman of the Board     1993  719,157  1,300,000    10,689             0        60,000       21,825
and Chief Executive Of-   1992  659,772    500,000     3,796             0        80,000       20,043
ficer of the Corporation
and the Bank
Leo F. Mullin...........  1994  414,636    500,000     6,495     1,331,250        72,619       12,814
President and Chief Op-   1993  345,594    650,000     5,056             0        26,000       10,618
erating Officer of the    1992  313,029    250,000     2,891       139,375        25,000        9,641
Corporation and the Bank
David J. Vitale.........  1994  396,437    450,000     6,495     1,065,000        73,511       12,268
Vice Chairman of the      1993  345,594    650,000     6,712             0        26,000       10,618
Board of the Corporation  1992  310,346    250,000     3,014       139,375        25,000        9,560
and the Bank
W. G. Jurgensen.........  1994  329,770    425,000     6,495       931,875        34,835       10,268
Executive Vice President  1993  303,448    450,000    57,725(5)          0        23,500        9,353
of the Corporation and    1992  276,822    200,000     3,472       125,438        22,500        8,555
the Bank
Scott P. Marks, Jr......  1994  295,659    525,000     6,495       931,875        41,199        9,245
Executive Vice President  1993  269,923    450,000     6,244       218,938(6)     14,000        8,348
of the Corporation and    1992  250,958    225,000     2,380       100,350        18,000        7,779
the Bank

- -------

(1) Restricted Stock Awards for 1994 are performance restricted stock awards consisting of a grant of dividend-bearing shares of the Corporation's Common Stock to the named executive officer for which unrestricted ownership may be earned upon the attainment of certain corporate performance criteria during each of the years 1995, 1996 and 1997 (each, a "performance period"). For each performance period, the executive officer will earn a stated percentage of one-third of the number of shares granted, plus reinvested dividends. The determination of the percentage, which may range from 0% to 150%, will be based upon the relative ranking of the Corporation's total stockholder return for the applicable performance period as compared with the total stockholder return of the 50 banks comprising the KBW 50 Index. Total stockholder return is measured by the stock price appreciation of the Corporation's Common Stock plus dividend payout during the applicable performance period. Awards, if any, earned for each performance period will be paid in three annual installments commencing the year immediately following the performance period, with one-third of the earned award being paid in the first installment, one-half of the remaining award being paid in the second installment, and the remainder of the award being paid in the final installment. The payment of each installment is contingent upon the executive officer's continued employment at the time of such payment. A total of 80,000 performance restricted shares were granted in 1994 to the executive officers named in the Summary Compensation Table.

(2) The dollar values shown in the Restricted Stock Awards column are based upon the closing market price of the Corporation's Common Stock on the date the restricted shares were granted. Dividends on the performance restricted shares granted in 1994 are reinvested in the Corporation's Common Stock; dividends on the restricted shares granted in 1993 and 1992 are payable in cash.

  At December 31, 1994, the aggregate number of restricted shares of the Corporation's Common Stock held by the executive officers named in the Summary Compensation Table and the value of these shares, based upon the $47.75 per share closing price of the Corporation's Common Stock on December 30, 1994, were as follows:

                                              NUMBER OF
                  NAME                         SHARES     VALUE
            ----------------                  --------- ----------
            Richard L. Thomas................  38,380   $1,832,636
            Leo F. Mullin....................  54,083    2,582,448
            David J. Vitale..................  48,163    2,299,799
            W. G. Jurgensen..................  26,187    1,250,415
            Scott P. Marks, Jr...............  48,721    2,326,427

(3) Includes new stock options and "restorative" stock options granted under the Corporation's Stock Incentive Plan. All stock options granted in 1993 and 1992 were new grants. New stock options were granted in 1994 for 214,000, 40,000, 36,750, 25,500, and 22,750 shares, to Messrs. Thomas,
    Mullin, Vitale, Jurgensen and Marks, respectively. All other stock option grants for 1994 were restorative stock options. For a description of restorative stock options, see the Organization, Compensation and Nominating Committee Report on Executive Compensation contained herein and footnote (2) to the "Option/SAR Grants in Last Fiscal Year" table below.

(4) All amounts included in this column for 1994 represent the Corporation's matching contributions to the Corporation's Savings Incentive Plan and Supplemental Savings Incentive Plan.

(5) During 1993, the Corporation reimbursed Mr. Jurgensen for club dues and initiation fees in the amount of $40,291.

(6) Includes 3,500 restricted shares which vested one year from the date of grant.

OPTION GRANTS TABLE

  The following table provides information on stock options (both new and restorative) granted in 1994 to the executive officers named in the Summary Compensation Table. All options granted in 1994 were non-qualified stock options, and no stock appreciation rights ("SARs") were granted in 1994.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                            INDIVIDUAL GRANTS
                         ----------------------------------------------------------
                            NUMBER OF     PERCENT OF TOTAL
                            SECURITIES      OPTIONS/SARS
                            UNDERLYING       GRANTED TO
                             OPTIONS/       EMPLOYEES IN     EXERCISE OR
                         SARS GRANTED (#)   FISCAL YEAR      BASE PRICE  EXPIRATION    GRANT DATE PRESENT VALUE ($)
    NAME                      (1)(2)            (3)            ($/SH)       DATE                   (4)
    ----                 ----------------------------------- ----------- ---------- ----------------------------------
Richard L. Thomas.......   89,000             4.17%          $41.75      01/14/04   $1,114,280
                          125,000             5.86            47.875     07/08/04    1,856,250
                                   10,818               0.51     48.625    02/14/96         59,174
                                   22,448               1.05     48.625    04/13/97        196,644
                                   35,329               1.66     48.625    02/12/98        364,949
                                   33,326               1.56     48.625    02/10/99        390,247
                                   13,453               0.63     48.625    02/09/00        171,391
Leo F. Mullin...........   40,000             1.88            41.75      01/14/04      491,200
                                    5,930               0.28     49.00     02/14/96         36,470
                                   11,189               0.52     49.00     04/13/97        106,967
                                   15,500               0.73     49.00     02/12/98        174,065
David J. Vitale.........   36,750             1.72            41.75      01/14/04      451,290
                                    1,773               0.08     49.00     02/08/95              0
                                      970               0.05     49.00     02/14/96          5,636
                                    8,205               0.38     49.00     04/13/97         75,076
                                   15,852               0.74     49.00     02/12/98        170,250
                                    9,961               0.47     49.00     02/10/99        121,026
W.G. Jurgensen..........   25,500             1.20            41.75      01/14/04      313,140
                                    9,335               0.44     48.375    02/08/01        127,703
Scott P. Marks, Jr......   22,750             1.07            41.75      01/14/04      279,370
                                    1,386               0.06     47.375    04/13/97         12,751
                                    4,757               0.22     47.375    02/12/98         51,280
                                   12,306               0.58     47.375    02/08/01        172,899

- -------
(1) The first and second lines of the "Options/SARs Granted" column for Mr. Thomas, and the first line of such column for each other named executive officer denotes new grants made in 1994; all other grants are restorative options. Except for Mr. Thomas' grants, one third of each new option grant becomes exercisable on the first, second and third anniversaries of the grant date, which was January 14, 1994. One third of Mr. Thomas' grant of 89,000 options became exercisable on January 14, 1995, a second one-third is exercisable on January 14, 1996, and the final one-third is exercisable on April 1, 1996. One third of Mr. Thomas' grant of 125,000 options is exercisable on July 8, 1995, a second one-third is exercisable on January 8, 1996, and the final one-third is exercisable on April 1, 1996. Restorative stock options are exercisable six months from the grant date. See footnote (2) to this table for a further explanation of restorative stock options.
(2) In 1994, the Corporation, pursuant to the Stock Incentive Plan, instituted the grant of restorative options which "restore" a stock option's upside earnings potential through the grant of a replacement option upon exercise of the original option. Restorative options are automatically granted when:
    (a) an outstanding stock option is exercised by an employee exchanging Common Stock owned by the employee for at least six months to pay both the exercise price and the related tax withholding obligations; and (b) the market price of the Common Stock is at least 25% higher than the exercise price of the outstanding stock option. The number of restorative options granted is equal to the number of shares of Common Stock exchanged by the employee. All outstanding vested stock options are eligible for restorative stock options. A restorative stock option will not be granted upon the exercise of a restorative stock option. Restorative stock options are granted with an exercise price based on the market price of the Common Stock on the date of the grant and have a term which is equal to that remaining on the original option. The Corporation believes that the restorative option feature of the Stock Incentive Plan will increase employee ownership of Common Stock thereby further aligning the interests of the Corporation's employees and stockholders.
(3) The percentages shown in the table are based on total options granted in 1994 (both new and restorative options) on 2,133,121 shares of Common Stock.
(4) The grant date present values shown in the table are determined using the Black-Sholes option pricing model. Except with respect to the new options awarded Mr. Thomas in 1994, the assumptions used in calculating the Black-Sholes present value of $12.28 per option for new option grants were as follows:
  (a) Volatility: 33.59%--based on 10 years of daily stock prices from January 1, 1984, through January 1, 1994;
  (b) Risk-Free Rate of Return: 6.30%--estimated 10 year zero coupon treasury yield;
  (c) Dividend Yield: 3.81%--dividend at the time of grant divided by the stock price at the time of grant;
  (d) Option Duration (time of exercise and vesting): 1/3 of option assumed to commence one year from grant date with a nine year term, 1/3 to commence two years from grant date with an eight year term and 1/3 to commence three years from grant date with a seven year term, all discounted back to grant date using applicable zero coupon treasury rates.
  The calculation with respect to Mr. Thomas' grant of 89,000 options, having a present value of $12.52 per option, assumes the volatility, risk-free rate of return and dividend yield set forth above, and an option duration whereby 1/3 of the option is assumed to commence one year from the grant date with a nine year term, 1/3 to commence two years from the grant date with an eight year term and 1/3 to commence approximately twenty six months from the grant date with a term of approximately 7 3/4 years. The calculation with respect to Mr. Thomas' grant of 125,000 options, having a present value of $14.85 per option, assumes volatility of approximately 33.53%, a risk-free rate of return of 7.86% based on the estimated 10 year zero coupon treasury yield on the date of grant, a dividend yield of 4.16% and an option duration whereby 1/3 of the option is assumed to commence one year from the grant date with a nine year term, 1/3 to commence eighteen months from the grant date with a term of 8 1/2 years and 1/3 to commence
  21 months from the grant date with a term of 8 1/4 years.
  The calculations with respect to all restorative options assume: (a) volatility based on 10 years of daily stock prices prior to the grant date;
  (b) a risk-free rate of return equal to the estimated 10 year zero coupon treasury yield on the grant date; (c) a dividend yield equal to the dividend on the grant date divided by the stock price on such date; and (d) the restorative option vesting six months after the grant date and having a term equal to the remaining term of the original option. The specific assumptions used for the calculation of the grant date present values for the restorative options granted to the named executive officers are as follows:

                                                           RISK-FREE    DIVIDEND
                                              VOLATILITY RATE OF RETURN  YIELD
                                              ---------- -------------- --------
   Richard L. Thomas.........................   32.65%        8.12%       4.56%
   Leo F. Mullin.............................   32.73         8.03        4.06
   David J. Vitale...........................   32.65         8.07        4.48
   W.G. Jurgensen............................   32.67         8.00        4.54
   Scott P. Marks, Jr........................   32.75         8.00        4.20

  No adjustments were made in calculating the grant date present value of an option to account for potential forfeiture or the non-transferable nature of the option.
  The actual value of the options will depend on the market value of the Common Stock on the dates the options are exercised. No realization of value from the options is possible without an increase in the price of the Common Stock, which would benefit all stockholders.

1994 OPTION EXERCISES AND YEAR-END OPTION VALUE TABLE

  The following table provides information on options exercised in 1994 by the executive officers named in the Summary Compensation Table, the number of unexercised options each of them held at December 31, 1994, and the value of the unexercised in-the-money options each of them held as of that date. No SARs were outstanding at any time during 1994.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                         AND FY-END OPTION /SAR VALUES

                                  NUMBER OF SECURITIES
             SHARES              UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
            ACQUIRED                  OPTIONS/SARS         IN-THE-MONEY OPTIONS/SARS
               ON      VALUE          AT FY-END (#)            AT FY-END ($) (1)
            EXERCISE  REALIZED  ------------------------- ----------------------------
     NAME     (#)       ($)     EXERCISABLE UNEXERCISABLE EXERCISABLE(1) UNEXERCISABLE
- -------------------- ---------- ----------- ------------- -------------- -------------
Richard L.
 Thomas...  150,666  $3,066,906   151,667      396,041      $2,886,634    $1,506,473
Leo F.
 Mullin...   51,500   1,244,963    87,832       98,287       1,569,071       596,779
David J.
 Vitale...   51,360   1,125,020    57,832       99,179       1,071,071       577,279
W. G. Jur-
 gensen...   13,000     316,875    37,833       58,002         706,600       474,815
Scott P.
 Marks,
 Jr.......   25,500     596,855    40,166       56,533         642,339       365,876

- -------
(1) The values shown in the table are based on the $47.75 per share closing price of the Corporation's Common Stock on December 30, 1994, less the exercise price of the options.

PENSION PLAN

  In general, salaried employees of the Bank and designated subsidiaries of the Corporation are eligible to participate in the Pension Plan upon both attaining age 21 and completing one year of service. A participant is 100% vested after completing five years of vesting service. Generally, an employee who has completed 15 years of vesting service may elect, upon adequate notice, early retirement after attaining age 55. With certain exceptions, upon reaching age 65 or after completing five years of vesting service, if later, each participant is entitled to receive annual retirement income (in monthly installments) for life equal to the average of the highest annual rates of base salary paid to the participant in each of the participant's last five years of employment, multiplied by a percentage (which may not exceed 70%) computed by multiplying the number of years of credited service under the Pension Plan by 2%. There is no reduction in a participant's pension for Federal Social Security benefits, except for participants whose employment terminated prior to January 1, 1989.

  The Supplemental Pension Plan was adopted to permit the payment of supplemental benefits to employees whose annual benefits upon retirement under the Pension Plan would exceed those permitted by the Internal Revenue Code of 1986, as amended (the "Code"). The Supplemental Pension Plan provides that if at any time the amount of the annual retirement benefit which would otherwise be payable under the Pension Plan to a person who has completed 5 or more years of vesting service is or becomes limited by reason of compliance with the Code, such person shall be entitled to receive under the Supplemental Pension Plan a supplemental benefit equal to the difference between the benefit such person receives under the Pension Plan and the benefit such person would have received if such limitation had not been included. The benefit is payable from the general assets of the Corporation.

  The Executive Retirement Plan provides certain senior officers with an additional retirement benefit payable from the general assets of the Corporation. The benefit payable under the Executive Retirement Plan is equal to the incremental benefit that would be provided under the Pension Plan and the Supplemental Pension Plan if an amount equal to the average of the participant's five largest annual bonus awards (with a maximum limit per year of 50% of base salary) were added to the participant's base salary for purposes of calculating the retirement benefits payable under the Pension Plan and Supplemental Pension Plan.

  The following table illustrates the estimated annual benefits payable upon retirement for specified average compensation rates and years of credited service classifications assuming retirement at age 65. The amounts shown in the table include amounts payable pursuant to the Supplemental Pension Plan and the Executive Retirement Plan.

                                     ESTIMATED ANNUAL RETIREMENT BENEFITS WITH
                                        INDICATED YEARS OF CREDITED SERVICE
        COVERED                     --------------------------------------------
      COMPENSATION                     15       20       25       30       35
      ------------                  -------- -------- -------- -------- --------
       $  200,000.................  $ 60,000 $ 80,000 $100,000 $120,000 $140,000
          400,000.................   120,000  160,000  200,000  240,000  280,000
          600,000.................   180,000  240,000  300,000  360,000  420,000
          800,000.................   240,000  320,000  400,000  480,000  560,000
        1,000,000.................   300,000  400,000  500,000  600,000  700,000
        1,200,000.................   360,000  480,000  600,000  720,000  840,000

  The years of credited service and covered compensation under the Pension Plan (including the Supplemental Pension Plan) and Executive Retirement Plan as of January 1, 1995, for the executive officers named in the Summary Compensation Table are as follows:

                                                                       SCOTT P.
                             RICHARD L.  LEO F.  DAVID J.    W. G.      MARKS,
                               THOMAS    MULLIN   VITALE  JURGENSEN(1)   JR.
                             ---------- -------- -------- ------------ --------
  Years of Credited Serv-
   ice......................     35        13       27         4          10
  Covered Compensation(2)...  $983,000  $501,000 $484,000   $429,500   $383,550

- -------
(1) Mr. Jurgensen became vested under the Pension Plan on December 16, 1994.
(2) These amounts represent the aggregate covered compensation under the Pension Plan (including the Supplemental Pension Plan) and Executive Retirement Plan for the past five years.

CHANGE OF CONTROL EMPLOYMENT AGREEMENTS

  Change of control employment agreements are in effect between the Corporation and certain key officers of the Corporation and its subsidiaries, including Messrs. Thomas, Mullin, Vitale, Jurgensen and Marks. These agreements would become effective upon the occurrence of a change of control of the Corporation (as defined in the agreements) and provide for certain compensation and benefits for a three-year employment period after the effective date of the change of control.

  These agreements provide that while the officer is employed during the three-year employment period following the change in control, he will be entitled to salary, bonus opportunities, employee benefits, perquisites and a title and level of responsibility commensurate with those in effect before the change of control, plus salary increases consistent with those of peer executives of the Corporation. In the event that the officer's employment is terminated during the three-year employment period (i) by the Corporation other than for "cause";
(ii) by the officer for "good reason"; (iii) voluntarily by the officer during a thirty-day window period following the one year anniversary of the change of control; or (iv) due to his death or disability, then he would be entitled to a lump sum severance benefit, consisting of 250% of the sum of his annual base salary plus a bonus equal to the average of his last three bonuses. The employee also would be entitled to continued employee welfare benefits during the remainder of the employment period as well as a lump sum supplemental retirement payment equal to the value of the service credit under the Corporation's pension and retirement plans that would have been received for the remainder of the employment period.

  If the terminated officer becomes employed elsewhere during the employment period, welfare benefits payable by the Corporation would be reduced by those provided by the new employer. The agreement also provides that if payments to be made to the officer under the agreement would be subject to the 20% excise tax imposed under Section 4999 of the Code, such payments will be reduced to 299.9% of the officer's five-year average taxable base compensation if the reduction would increase the net after-tax payment to the officer.

STOCKHOLDER APPROVAL OF SENIOR MANAGEMENT ANNUAL INCENTIVE PLAN

  Introduction. At the Annual Meeting there will be submitted a proposal to approve the Corporation's Senior Management Annual Incentive Plan (the "Plan"), an employee incentive bonus plan which revises the existing senior management annual incentive program to comply with Internal Revenue Service requirements to help ensure the tax deductibility of certain executives' compensation. The Board of Directors adopted the Plan on February 10, 1995, subject to stockholder approval. If stockholder approval is obtained, the Plan will be effective as of January 1, 1995.

  As discussed in the Organization, Compensation and Nominating Committee Report on Executive Compensation (the "Committee Report") beginning on page 12 of this proxy statement, the Internal Revenue Code (the "Code") was amended in 1993 to add a new Section 162(m) which disallows federal income tax deductions for certain compensation in excess of $1 million per year paid to each of the Corporation's Chief Executive Officer and its other four most highly compensated executive officers (collectively, "Covered Employees"). Under
Section 162(m), compensation that qualifies as "other performance-based compensation" is not subject to the $1 million limit. One of the conditions necessary to qualify an incentive bonus as "other performance-based compensation" is that the material terms of the plan under which the bonus is awarded must be disclosed to and approved by the stockholders of the Corporation before the bonus is paid.

  Although the Plan provides for incentive payments intended to qualify as "other performance-based compensation", payments that do not so qualify and therefore may not be deductible compensation expenses for the Corporation also may be granted under the Plan. There is no current intent to make incentive payments which may be non-deductible, but the Plan permits such payments in order to preserve flexibility for the Corporation's executive compensation program.

  The following description of the Plan sets forth the material terms of the Plan; however, it is a summary. It does not purport to be complete and is qualified in its entirety by reference to the provisions of the Plan, a copy of which is attached to this proxy statement as Appendix A.

  Purpose. The Plan is designed to (i) assist the Corporation in attracting, retaining and motivating senior management employees, (ii) associate such employees' interests with those of the Corporation's stockholders, and (iii) qualify compensation paid pursuant to the Plan to Covered Employees as "other performance-based compensation" within the meaning of Section 162(m) of the Code or any successor provision.

  Participants. The Plan permits the payment of incentive bonuses to employees of the Corporation who are considered to be members of the Corporation's senior management and are designated by the Organization, Compensation and Nominating Committee of the Board or such other committee as may be appointed by the Board in the future (the "Committee"). Participation in the existing incentive bonus program historically has been limited to the Corporation's executive officers and certain other members of senior management (approximately 75 individuals in aggregate). It is expected that payments under the Plan would be similarly limited, but there is no requirement to that effect. Employees who are designated as eligible to receive incentive payments under the Plan are referred to as "Participants".

  Administration. The Plan is administered by the Committee which, in its sole discretion, determines the terms of all incentive payments, including, without limitation, the Participants to whom, and the time or times at which, payments are made, the amount of a Participant's payment, the Incentive Period (as defined below), the actual dollar amount and timing of the payments (which payments may, without limitation, be made during or after an Incentive Period on a deferred basis or in installments). None of the current members of the Committee is eligible to participate in the Plan.

  Incentive Payments and Performance Goals. The Plan provides that for a specified period of time, generally a calendar year, (an "Incentive Period") the Committee will determine and establish in writing (i) one or more corporate performance goals (the "Performance Goals") and (ii) the performance/payout schedule detailing the total dollar amount which may be made available for payout to all Participants as incentive payments based upon the relative level of attainment of the Performance Goals. Incentive payments will be made only upon the determination by the Committee that the Corporation has achieved the Performance Goals for such Incentive Period. The Performance Goals related to, and the total dollar amount of incentive payments for, an Incentive Period must be established by the Committee prior to the completion of 25% of the Incentive Period or such earlier date as may be required by Section 162(m) of the Code.

  In no event will the incentive payment for an Incentive Period for a Participant who is a Covered Employee or a member of the Senior Management Committee (as designated by the Chief Executive Officer) exceed 200% of the greater of: (i) the Participant's base salary rate as of the first day of the applicable Incentive Period; or (ii) the Participant's base salary rate, as set by the Board or Committee prior to, or at the same time as, the determination of the Performance Goals for such Incentive Period, (or such later date as may be permitted by applicable tax rules or regulations) notwithstanding that payment of such base salary rate will not commence until a later date.

  The Plan authorizes the Committee to determine one or more Performance Goals for an Incentive Period which must be based on (i) earnings per share, (ii) return on average equity, (iii) return on average assets, or (iv) any other objective performance goals as may be established by the Committee for such period. Performance Goals may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated and may be based on or adjusted for any other objective goals, events, or occurrences established by the Committee for an Incentive Period, including earnings, earnings growth, revenues, expenses, stock price, market share, charge-offs, loan loss reserves, reductions in non-performing assets, return on assets, return on equity, return on investment, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, achievement of balance sheet or income statement objectives, extraordinary charges, losses from discontinued operations, restatements and accounting changes and other unplanned special charges such as restructuring expenses, acquisition expenses including goodwill, unplanned stock offerings and strategic loan loss provisions. Such Performance Goals may be particular to a line of business, subsidiary or other unit or may be based on the performance of the Corporation generally.

  Payments. After the end of each Incentive Period, the Committee: determines the total dollar amount available for incentive payments pursuant to the performance/payout schedule established for such period, which amount will be based upon the extent to which the Performance Goals established by the Committee for such Incentive Period have been achieved; determines, in its sole discretion, the share, if any, of available dollars to be paid to each Participant (however, in the case of executive officers, the Board shall have authority to approve the share to the extent permitted under Section 162(m) and underlying regulations); and authorizes the payment of such amount to the Participant. The Committee may, in its sole discretion, reduce the size of or eliminate the total dollars available for payment for an incentive period.

  Amendment or Termination. The Board may amend, modify or terminate the Plan in any respect at any time without the consent of Participants. Any such action may be taken without the approval of the Corporation's stockholders, but only to the extent that such stockholder approval is not required by applicable law or regulation, including Section 162(m) of the Code. Unless sooner terminated by the Board, to the extent necessary to ensure that payments made to Covered Employees may be deductible thereunder, the Plan will terminate as of the date of the first meeting of the Corporation's stockholders occurring during the year 2000, unless the term of the Plan is extended and reapproved at such stockholders' meeting. Termination of the Plan will not affect any incentive payments due and outstanding on the date of termination, and such payments will continue to be subject to the terms of the Plan notwithstanding its termination.

  Change of Control. In the event of a change of control of the Corporation, the Incentive Period will be deemed to have concluded on the date of the change of control and the dollar amount available for payout to Participants will fund on a pro rata basis (based on the number of days in such Incentive Period elapsed through the date of the change of control) assuming the Corporation had attained Performance Goals at a level generating funding at 200% of the target funding for the Incentive Period. The Committee, in its sole discretion, will determine the share of available dollars payable to each Participant (provided that in all events the entire amount of funds available as calculated pursuant to the preceding sentence will be paid to Participants subject to the maximum payment limitations for Covered Employees and members of the Senior Management Committee discussed above).

  Maximum Incentive Payments for 1995. Set forth in the table below is information relating to the maximum incentive payments which could be made to the named Participants for the Incentive Period beginning January 1, 1995, and ending December 31, 1995 (the "1995 Incentive Period"). This maximum amount is a limitation and does not represent a target payment for the Participant. Incentive payments for the 1995 Incentive Period will be payable from the dollars available to fund such payments, the amount of which will be based upon the relative level of attainment of the Performance Goals established by the Committee. For 1995, the Committee established Performance Goals based on the Corporation's earnings per share for 1995, on an absolute dollar basis, as adjusted for extraordinary charges, accounting changes and other unplanned special charges as provided for by the Committee. The actual amount payable to any Participant as an incentive payment will be determined by the Committee but in no event will exceed the maximum amounts set forth below.

                               NEW PLAN BENEFITS
                    SENIOR MANAGEMENT ANNUAL INCENTIVE PLAN

                                                                DOLLAR VALUE ($)
        NAME(1)                                                 MAXIMUM AWARD(2)
        -------                                                 ----------------
        Richard L. Thomas......................................    $1,670,000
        Leo F. Mullin..........................................       930,000
        David J. Vitale........................................       850,000
        W.G. Jurgensen.........................................       700,000
        Scott P. Marks, Jr.....................................       650,000
        Executive Officer Group................................     8,155,000
        Non-Executive Officer Employee Group...................     3,037,500(3)

- -------
(1) The position of each of the named individuals is set forth in the Summary Compensation Table on page 19 of this proxy statement.
(2) These amounts are provided for purposes of illustration only, as required by the rules of the Securities and Exchange Commission and proposed Treasury Regulations promulgated under the Internal Revenue Code.
(3) The maximum aggregate award payable under the Plan to the non-executive officer Participants for the 1995 Incentive Period currently is not determinable. This amount represents the actual aggregate bonus payments made for 1994 to the non-executive officers participating in the senior management annual incentive program. If the Plan had been in effect for 1994 and Performance Goals similar to those for the 1995 Incentive Period had been employed for 1994, the aggregate incentive payments which would have been made to the non-executive officers as a group would not have varied materially from this amount. Non-executive officers may also participate in incentive programs specific to their business unit or subsidiary.

  The Plan will be cancelled unless approved by the Corporation's stockholders. If the stockholders of the Corporation do not approve the Plan, the Board might nonetheless decide to continue the Corporation's annual incentive program based on a determination that doing so is in the best interest of the Corporation. In such event, however, payments made to Covered Employees may not be deductible for federal income tax purposes under Section 162(m) of the Code.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE SENIOR MANAGEMENT ANNUAL INCENTIVE PLAN.

 TRANSACTIONS WITH DIRECTORS, EXECUTIVE OFFICERS, STOCKHOLDERS AND ASSOCIATES

  Directors and executive officers of the Corporation and their associates, and American Express Company and The Capital Group Companies, Inc., each a beneficial owner of more than five percent of the outstanding shares of Common Stock, and their respective associates, were customers of, or had transactions with, the Corporation, the Bank and other subsidiaries of the Corporation in the ordinary course of business during 1994. Additional transactions may be expected to take place in the future. All outstanding loans to directors and executive officers and their associates, commitments and sales, purchases and placements of investment securities and other financial instruments included in such transactions, were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, where applicable, as those prevailing at the time for comparable transactions with other persons, and do not involve more than normal risk of collectibility or present other unfavorable features. All other transactions described on page 8 of this proxy statement were entered into in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with other persons.

                      APPROVAL OF APPOINTMENT OF AUDITORS

  The Board of Directors recommends that the stockholders approve the appointment by the Audit Committee of the Board of Directors of Arthur Andersen LLP as independent auditors for the Corporation for the year 1995.

  Arthur Andersen LLP has served as independent auditors for the Corporation since the Corporation commenced operations in 1969. Representatives of Arthur Andersen LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions presented at the Annual Meeting.

  During 1994, Arthur Andersen LLP provided audit services to the Corporation and its subsidiaries along with certain non-audit services. The aggregate fees billed for all services rendered by Arthur Andersen LLP during 1994 were approximately $5.3 million.

  In the event the appointment of Arthur Andersen LLP is not approved by the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting, the appointment of independent auditors will be reconsidered by the Board of Directors.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE APPOINTMENT OF
                                   AUDITORS.

                                ---------------

                             STOCKHOLDER PROPOSAL 1

  The Corporation has been advised that the Board of Trustees of the Massachusetts Laborers' Pension Fund (the "Fund"), One Gateway Center, Newton, Massachusetts 02158, the beneficial owner of 4,200 shares of Common Stock, intends to introduce the following resolution at the Meeting:

    BE IT RESOLVED: that the stockholders of First Chicago Corp. ("Company"), assembled in annual meeting in person and by proxy, hereby request the Board of Directors to take the steps necessary to provide for cumulative voting in the election, of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit.

  The Fund has submitted the following statement in support of the resolution:

    Cumulative voting is one of the few ways stockholders can attempt to elect members who they believe represent their views.

    It is vitally needed at First Chicago Corp., where the current board has sat passively by, collecting its annual retainer of $30,000 and accruing a lifetime pension at that amount, while the Company has underperformed the market and its industry group for many of the previous years.

    Cumulative voting maximizes a stockholder's voting power by allowing him or her to concentrate their votes for a single nominee or combination of nominees.

    For example, First Chicago Corp. has 17 directors. Without cumulative voting, the owners of 10 percent of the Company's stock do not have a realistic chance of electing a director. They would only be able to cast their 10 percent for each nominee. However, with cumulative voting, those same owners would be able to actually elect a nominee by lumping all of their votes for that nominee.

    Even if dissident stockholders do not have enough votes to elect nominees, cumulative voting ensures that management and the board will consider views.

    Please mark your ballot in support of this proposal.

                                ---------------

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE STOCKHOLDER PROPOSAL.

  The Board of Directors believes that each director should be chosen for his or her willingness and ability to serve all stockholders, and not a relatively small stockholder faction or group with special interests possibly adverse to the best interests of the Corporation and its stockholders as a whole. The Board is concerned that adoption of cumulative voting could foster discord and partisanship among the directors at a time when great changes in the banking industry demand a cohesive group of directors who are able to work effectively together.

  Proposals to adopt cumulative voting have been submitted to the Corporation's stockholders several times in the past and have been overwhelmingly rejected by the stockholders each time. The Board of Directors again recommends a vote AGAINST this stockholder proposal.

                             STOCKHOLDER PROPOSAL 2

  The Corporation has been advised that the Metropolitan District Council of Philadelphia & Vicinity Pension Trust (the "Trust"), Carpenter's Building, 1803 Spring Garden Street, Philadelphia, Pennsylvania 19130-3916, the beneficial owner of 5,300 shares of Common Stock, intends to introduce the following resolution at the Meeting:

    BE IT RESOLVED: That the shareholders of First Chicago Corp. ("Company") hereby request that the Company's Board of Directors take the necessary steps to amend the Company's by-laws to require that all members of the "Organization, Compensation and Nominating Committee" be independent directors. For these purposes, the definition of independent director shall mean a director who:

    . has not been employed by the Company or an affiliate in an executive capacity within the last five years;

    . was not, and is not a member of a corporation or firm that is one of the Company's paid advisers or consultants;

    . is not employed by a significant customer, supplier or provider of professional services;

    . has no personal services contract with the Company;

    . is not employed by a foundation or university that receives significant grants or endowments from the Company;

    . is not a relative of the management of the Company;

    . is not a director of a company on which First Chicago Corp.'s Chairman or Chief Executive Officer is also a paid board member.

  The Trust has submitted the following statement in support of the resolution:

    We believe that the judgement of our Company's Board of Directors has a profound impact on First Chicago's ability to enhance shareholder value over the long-term. The above definition of "independent director" is designed to prevent potential conflicts of interest that may adversely affect the judgement of corporate directors.

    We believe at least four of the six directors serving on our board of directors' "Organization, Compensation and Nominating Committee" have business transactions with First Chicago that are significant enough to create potential conflicts of interest that cause them to fail the test of director independence. Those relationships are as follows:

                                                            RELATIONSHIP WITH FIRST
      DIRECTOR          AFFILIATED COMPANY                          CHICAGO
      --------          ------------------                  -----------------------
      O'Connor          Commonwealth Edison               Customer
      Jacobs            Northwestern Univ.                Supplier/Grant Recipient
      Ryan              Aon Corp.                         Customer/Professional Svcs.
      Crown             American Envelope                 Supplier
                        Tishman Speyer                    Customer

  The other committee members, Messrs. Pearlman and Reichert, had unspecified transactions with the Company, according to the March 4, 1994 management proxy.

    As shareholders, we find it very disturbing that potential conflicts of interests exist with the individuals responsible for executive compensation and director selection decisions. We believe executive compensation and director nominee selection policies have a measurable impact on shareholder value and therefore must be made by directors who meet the strictest definitions of independence.

    The Company currently has an ample number of "independent directors" who could staff the Organization, Compensation and Nominating Committee without creating a potential conflict of interest. There are currently six directors who apparently meet our definition of independent: Richard M. Morrow, John H. Bryan, Roger W. Stone, Earl L. Neal, Adele Simmons and Donald V. Fites. We believe it would be very easy for our Company's board to shift committee assignments so that the critical decisions of the Organization, Compensation and Nominating Committee are made exclusively by directors who are clearly independent and lack any potential conflicts of interest.

                                ---------------

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE STOCKHOLDER PROPOSAL.

  The Corporation has traditionally sought out prominent and successful business, academic and community leaders to serve on its Board of Directors. Because the Corporation is a major provider of banking and financial services, these individuals, and the corporations and institutions they represent, are likely to have business relationships with the Corporation. Under this proposal, virtually every current director would be disqualified from being a member of the Organization, Compensation and Nominating Committee (the "Committee") because of a business relationship.

  The proponent's concern about potential conflicts of interest already is more than adequately addressed by various statutes and regulations to which the Corporation and its directors are subject, none of which is as restrictive as this proposal. Federal banking law requires banking transactions between the Corporation, including its subsidiaries, and the Corporation's directors or their affiliates to be conducted at arm's length on nonpreferential terms. In addition, securities and tax laws cause the Corporation to appoint disinterested directors to serve on the Committee; these laws do not prohibit ordinary and proper business transactions with directors. Furthermore, each director has a legal duty to act in the Corporation's best interest and not in his or her own self-interest.

  The stockholder proposal is both unworkable and unwarranted. The Corporation conducts, and will continue to conduct, all transactions involving Board members in strict compliance with all applicable laws and regulations. The Committee performs, and will continue to perform, its duties in a manner beyond reproach.

  For these reasons, the Board of Directors recommends a vote AGAINST the stockholder proposal.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

  Any proposal that a holder of Common Stock intends to present at next year's Annual Meeting of Stockholders must be received by the Corporation, at the address appearing on the first page of this proxy statement, no later than November 18, 1995, in order to be included in the proxy statement and form of proxy relating to that meeting.

                                 OTHER MATTERS

  As of the date of this proxy statement, the Board of Directors of the Corporation does not know of any matters to be presented at the Annual Meeting other than those specifically set forth in the Notice of Annual Meeting of Stockholders. If other proper matters, however, should come before the Annual Meeting or any adjournment thereof, the persons named in the enclosed proxy intend to vote the shares represented by them in accordance with their best judgment in respect to any such matters.

                                 MISCELLANEOUS

  The cost of soliciting proxies will be borne by the Corporation. The solicitation will be primarily by mail. In addition to the use of the mail, some of the officers, directors and regular employees of the Corporation and its subsidiaries may solicit proxies by telephone, telegram or personal interview without additional remuneration therefor. The Corporation intends to reimburse banks, brokerage houses and other institutions, custodians, nominees and fiduciaries for reasonable expenses in forwarding proxy material to their principals.

  Stockholders are urged to sign and date the enclosed proxy and return it as promptly as possible in the envelope enclosed for that purpose. Properly executed proxies will be voted in accordance with stockholders' directions. If no directions are given, proxies will be voted for the election of directors and, with respect to each other matter scheduled for consideration at the Annual Meeting, in accordance with the recommendations of the Board of Directors as set forth in this proxy statement. The proxy does not affect the right to vote in person at the Annual Meeting and may be revoked by written notice given to the Secretary of the Corporation at any time before it is voted or by the proper execution and timely submission of a later-dated proxy.
                                             By order of the Board of
                                             Directors,
March 17, 1995                                    Sherman I. Goldberg
                                                  Secretary

                                                                      APPENDIX A

                           FIRST CHICAGO CORPORATION
                    SENIOR MANAGEMENT ANNUAL INCENTIVE PLAN

1. PURPOSE

  The First Chicago Corporation Senior Management Annual Incentive Plan is designed to (i) assist First Chicago Corporation in attracting, retaining and motivating senior management employees, (ii) associate Participants' interests with those of the Corporation's stockholders and (iii) qualify compensation paid to Participants who are "covered employees" as "other performance-based compensation" within the meaning of Section 162(m) of the Code or a successor provision.

2. DEFINITIONS

  Terms not otherwise defined herein shall have the following meanings:

  2.1 "Board" means the Board of Directors of First Chicago Corporation.

  2.2 "Change of Control" means a change of control as defined in the First Chicago Corporation Stock Incentive Plan or any successor thereto.

  2.3 "Code" means the Internal Revenue Code of 1986, as amended.

  2.4 "Committee" means the committee appointed by the Board to establish and administer the Plan as provided herein. Unless otherwise determined by the Board, the Organization, Compensation and Nominating Committee of the Board shall be the Committee.

  2.5 "Corporation" means First Chicago Corporation and its successors and assigns and any corporation which shall acquire substantially all of its assets. In addition, Corporation shall include any corporation or other entity, whether domestic or foreign, in which the Corporation has or obtains, directly or indirectly, a proprietary interest of more than 50% by reason of stock ownership or otherwise.

  2.6 "Incentive Payment" means a payment under this Plan made to a Participant, subject to Sections 4.1 through 4.5 hereof. The Incentive Payment for any Incentive Period for each Participant who is a "covered employee" under
Section 162(m) of the Code and/or a member of the Senior Management Committee (as designated by the Chief Executive Officer of First Chicago Corporation) shall in no event exceed 200% of the greater of (a) such Participant's base salary rate as of the first day of the applicable Incentive Period or (b) such Participant's base salary rate as set by the Board or Committee prior to or at the time the Committee establishes the Performance Goals for the Incentive Period pursuant to Section 4.1(a) or such later date as may be permitted under Code Section 162(m), in Treasury Regulations or Internal Revenue Service announcements, notwithstanding that payment of such base salary rate will not commence until a later date.

  2.7 "Incentive Period" means the calendar year, except to the extent the Committee determines otherwise.

  2.8 "Participant" means an employee of the Corporation who is a member of senior management and is designated by the Committee as eligible to receive an Incentive Payment under the Plan for an Incentive Period.

  2.9 "Performance Goals" means (a) earnings per share, (b) return on average equity, (c) return on average assets, or (d) any other objective performance goals as may be established by the Committee for an Incentive Period. Performance Goals may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated and may be based on or adjusted for any other objective goals, events, or occurrences established by the Committee for an Incentive Period, including earnings, earnings growth, revenues, expenses, stock price, market share, charge-offs, loan loss reserves, reductions in non-performing assets, return on assets, return on equity or return on investment, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, achievement of balance sheet or income statement objectives, extraordinary charges, losses from discontinued operations, restatements and accounting changes and other unplanned special charges such as restructuring expenses, acquisition expenses including goodwill, unplanned stock offerings and strategic loan loss provisions. Such Performance Goals may be particular to a line of business, subsidiary or other unit or may be based on the performance of the Corporation generally. Such Performance Goals may cover such period as may be specified by the Committee.

  2.10 "Plan" means the First Chicago Corporation Senior Management Annual Incentive Plan.

3. ADMINISTRATION

  3.1 The Plan shall be administered by the Committee. The Committee shall have authority to determine the terms of all Incentive Payments hereunder, including, without limitation, the Participants to whom, and the time or times at which, payments are made, the amount of a Participant's Incentive Payments, the Incentive Period to which each Incentive Payment shall relate, the actual dollar amount to be paid, and when the Incentive Payments shall be made (which payments may, without limitation, be made during or after an Incentive Period, on a deferred basis or installments).

  3.2 Subject to the express provisions of the Plan, the Committee shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it and to make all other determinations deemed necessary or advisable for the administration of the Plan. The determinations of the Committee pursuant to its authority under the Plan shall be conclusive and binding.

  3.3 The Committee may, in its discretion, authorize the Chief Executive Officer of First Chicago Corporation to act on its behalf, except with respect to matters relating to such Chief Executive Officer or any executive vice president or above of First Chicago Corporation.

4. DETERMINATION OF PARTICIPANTS, PERFORMANCE GOALS, PERFORMANCE/PAYOUT SCHEDULE, INCENTIVE PAYMENTS

  4.1 Prior to the completion of 25% of the Incentive Period or such earlier date as required under Section 162(m) of the Code, the Committee shall, in its sole discretion, for each such Incentive Period determine and establish in writing the following:

    (a) The Performance Goals applicable to the Incentive Period; and

    (b) The performance/payout schedule detailing the total dollar amount which may be available for payout to all Participants as Incentive Payments based upon the relative level of attainment of the Performance Goals.

  4.2 After the end of each Incentive Period, the Committee shall:

    (a) Certify in writing, prior to the unconditional payment of any Incentive Payment, that the Performance Goals for the Incentive Period were satisfied and to what extent they were satisfied;

    (b) Determine the total dollar amount available for Incentive Payments pursuant to the performance/payout schedule established in Section 4.1(b) above which amount shall be based upon the extent to which the Performance Goals established by the Committee for the Incentive Period have been achieved;

    (c) In its sole discretion, reduce the size of or eliminate the total dollars available for payment for an Incentive Period; and

    (d) In its sole discretion, determine the share, if any, of available dollars to be paid to each Participant as that Participant's Incentive Payment and authorize payment of such amount; except, however, in the case of a Participant who is at or above the level of executive vice president of First Chicago Corporation, the Board shall approve (but only to the extent permitted under Section 162(m) of the Code and underlying regulations) the Committee's determination of such Participant's share before the Committee may authorize payment.

  4.3 The Committee may authorize a conditional payment of a Participant's Incentive Payment prior to the end of an Incentive Period based upon the Committee's good faith determination of the projected size of (i) the total dollar amount which will become available for payout as Incentive Payments for the Incentive Period pursuant to Section 4.2 above, (ii) and such Participant's share of such total dollar amount.

  4.4 Unless otherwise determined by the Committee or required by applicable law, no payment pursuant to this Plan shall be made to a Participant unless the Participant is employed by the Corporation as of the date of payment.

  4.5 Incentive Payments shall be subject to applicable federal, state and local withholding taxes and other applicable withholding in accordance with the Corporation's payroll practices as from time-to-time in effect.

5. TRANSFERABILITY

  Incentive Payments shall not be subject to the claims of creditors and may not be assigned, alienated, transferred or encumbered in any way by a Participant other than by will or pursuant to the laws of descent and distribution.

6. TERMINATION OR AMENDMENT

  The Board may amend, modify or terminate the Plan in any respect at any time without the consent of Participants. Any such action of the Board may be taken without the approval of the Corporation's stockholders, but only to the extent that such stockholder approval is not required by applicable law or regulation, including specifically Section 162(m) of the Code.

7. CHANGE OF CONTROL

  Notwithstanding anything contained in this Plan, in the event of a Change of Control, the following provisions shall be applicable:

    (a) The Incentive Period will be deemed to have concluded on the date of the Change of Control and the dollar amount available pursuant to Section
  4.2 will fund on a pro-rata basis (based upon the number of days in such Incentive Period elapsed through the date of Change of Control) assuming the Corporation had attained Performance Goals at a level generating funding at 200% of target funding; and

    (b) The Committee in its sole discretion will determine the share of available dollars payable to each Participant as that Participant's Incentive Payment (provided that in all events the entire amount of dollars available as calculated pursuant to Section 7(a) shall be paid to Participants as Incentive Payments) and payments shall be made to each Participant as soon thereafter as is practicable.

8. SAVINGS CLAUSE

  This Plan is intended to comply in all aspects with applicable law and regulations, including, with respect to those Participants who are "covered employees," Section 162(m) of the Code. In case any one or more of the provisions of this Plan shall be held invalid, illegal or unenforceable in any respect under applicable law and regulations, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provision shall be deemed null and void; however, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Plan to be construed in compliance with all applicable laws (including Code Section 162(m)), so as to foster the intent of this Plan.

9. CONFER NO OTHER RIGHTS

  The establishment of the Plan shall not confer upon any Participant any legal or equitable right against the Corporation, except as expressly provided in the Plan.

10. NO RIGHT TO EMPLOYMENT

  The Plan, an Incentive Payment, or the designation of an employee as a Participant for an Incentive Period do not constitute an inducement or consideration for the employment of any Participant, nor is the Plan or any Incentive Payment a contract between the Corporation and any Participant. Participation in the Plan shall not give a Participant any right to be retained in the employ of the Corporation.

11. OTHER PLANS

  Nothing contained in this Plan shall prevent the Board or Committee from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required, and such arrangements may benefit Participants and may be either generally applicable or applicable only in specific cases.

12. GOVERNING LAW

  To the extent that federal laws do not control, the Plan shall be governed, construed and administered in accordance with and governed by the internal laws of the State of Illinois.

13. EFFECTIVE DATE; TERM OF THE PLAN

  The Plan shall be effective as of January 1, 1995 subject to its approval by the stockholders of the Corporation at the annual meeting to be held April 21, 1995, or any adjournment thereof. Unless sooner terminated by the Board pursuant to Section 6, to the extent necessary to ensure that Incentive Payments made to "covered employees" as defined under Section 162(m) of the Code may be deductible for federal income tax purposes, the Plan shall terminate as of the date of the first meeting of the Corporation's stockholders occurring during the year 2000, unless the term of the Plan is extended and reapproved at such stockholders' meeting. No additional Incentive Payments may be paid after termination of the Plan. Termination of the Plan shall not affect any Incentive Payments due and outstanding on the date of termination and such Incentive Payments shall continue to be subject to the terms of the Plan notwithstanding its termination.

________________________________________________________________________________

                                FIRST CHICAGO CORPORATION

                   PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
   P             FOR THE ANNUAL MEETING OF STOCKHOLDERS, APRIL 21, 1995

   R         The undersigned hereby appoints M. James Alef, Jr. and John W.
         Ballantine, and each of them, as proxies, with full power of
   O substitution, to represent the undersigned and to vote all shares of stock of First Chicago Corporation that the undersigned is entitled to
   X vote at the Annual Meeting of Stockholders of the Corporation to be held on April 21, 1995, and any adjournments thereof, upon all matters
   Y that may properly come before the Meeting. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR APPROVAL OF THE SENIOR MANAGEMENT ANNUAL INCENTIVE PLAN, FOR THE APPROVAL OF AUDITORS AND AGAINST THE TWO STOCKHOLDER PROPOSALS.

             This card also provides voting instructions for any shares held in the Corporation's dividend reinvestment and stock purchase plan.

             Your vote for the election of the Directors may be indicated on the other side. The nominees are -- Thomas, Morrow, Jacobs, Bryan, Ryan, Stone, Pearlman, O'Connor, Neal, Reichert, Simmons, Buntrock, Crown, Mullin, Vitale, Fites and McKenna.

             PLEASE DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE.

             IF YOU DO NOT SIGN AND RETURN A PROXY, OR ATTEND THE MEETING AND
         VOTE BY BALLOT, YOUR SHARES CANNOT BE VOTED.
                                                                 ---------------
                                                                   SEE REVERSE
                                                                       SIDE
                                                                 ---------------
- --------------------------------------------------------------------------------
                           . FOLD AND DETACH HERE .

________________________________________________________________________________

[X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.                           3204

    THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR PROPOSALS 2 AND 3 AND AGAINST PROPOSALS 4 AND 5.
________________________________________________________________________________
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 2 AND 3.
________________________________________________________________________________

1. Election of Directors. (see reverse)
         FOR      WITHHELD
         [_]        [_]

Except vote withheld from the following nominee(s):

________________________________________________________

2. Approval of the Senior Management Annual Incentive Plan.
         FOR      AGAINST      ABSTAIN
         [_]        [_]          [_]

3. Approval of Auditors.
         FOR      AGAINST      ABSTAIN
         [_]        [_]          [_]
________________________________________________________________________________
THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSALS 4 AND 5.
________________________________________________________________________________

4. Stockholder Proposal 1 relating to cumulative voting.
         FOR      AGAINST      ABSTAIN
         [_]        [_]          [_]

5. Stockholder Proposal 2 relating to the composition of the Organization, Compensation and Nominating Committee.
         FOR      AGAINST      ABSTAIN
         [_]        [_]          [_]
________________________________________________________________________________

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

_______________________________________________________________________________

_______________________________________________________________________________
 SIGNATURE(S)                                            DATE

- -------------------------------------------------------------------------------
                           . FOLD AND DETACH HERE .




DIVIDEND DIRECT DEPOSIT

    First Chicago offers common stockholders the convenience of having dividends electronically deposited without charge into their checking, savings or money market account at most U.S. financial institutions. To obtain an enrollment card, contact First Chicago Trust Company of New York at (800) 446-2617.

DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

    Stockholders can increase their ownership in the Corporation without brokerage commissions or service fees through the Dividend Reinvestment and Stock Purchase Plan. For a prospectus and an enrollment card, contact First Chicago Trust Company of New York at (800) 446-2617.

________________________________________________________________________________

                                FIRST CHICAGO CORPORATION

               INSTRUCTIONS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                 FOR THE ANNUAL MEETING OF STOCKHOLDERS, APRIL 21, 1995

         To: The First National Bank of Chicago, Trustee for the Savings
             Incentive Plan.

             The undersigned hereby instructs the Trustee to vote, in person or by proxy, the shares of Common Stock held by it and credited to my account in the Plan at the Annual Meeting of Stockholders of the Corporation to be held on April 21, 1995, and any adjournment thereof, upon all matters that may properly come before the Meeting. THESE INSTRUCTIONS WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED PLAN PARTICIPANT. IF NO DIRECTION IS MADE, THESE INSTRUCTIONS WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR APPROVAL OF THE SENIOR MANAGEMENT ANNUAL INCENTIVE PLAN, FOR THE APPROVAL OF AUDITORS AND AGAINST THE TWO STOCKHOLDER PROPOSALS.

             Your instructions for the election of the Directors may be indicated on the other side. The nominees are -- Thomas, Morrow, Jacobs, Bryan, Ryan, Stone, Pearlman, O'Connor, Neal, Reichert, Simmons, Buntrock, Crown, Mullin, Vitale, Fites and McKenna.

             PLEASE DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE BY APRIL 17, 1995. THE TRUSTEE WILL
         VOTE STOCK FOR WHICH IT HAS NOT RECEIVED TIMELY VOTING INSTRUCTIONS PROPORTIONATELY IN THE SAME MANNER AS THE TRUSTEE VOTES THE STOCK FOR WHICH IT HAS RECEIVED SUCH INSTRUCTIONS.
                                                                 ---------------
                                                                   SEE REVERSE
                                                                       SIDE
                                                                 ---------------
- --------------------------------------------------------------------------------


________________________________________________________________________________

[X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.                           8867

    THESE INSTRUCTIONS, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THESE INSTRUCTIONS WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR PROPOSALS 2 AND 3 AND AGAINST PROPOSALS 4 AND 5.
________________________________________________________________________________
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 2 AND 3.
________________________________________________________________________________

1. Election of Directors. (see reverse)
         FOR      WITHHELD
         [_]        [_]

Except vote withheld from the following nominee(s):

________________________________________________________

2. Approval of the Senior Management Annual Incentive Plan.
         FOR      AGAINST      ABSTAIN
         [_]        [_]          [_]

3. Approval of Auditors.
         FOR      AGAINST      ABSTAIN
         [_]        [_]          [_]
________________________________________________________________________________
THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSALS 4 AND 5.
________________________________________________________________________________

4. Stockholder Proposal 1 relating to cumulative voting.
         FOR      AGAINST      ABSTAIN
         [_]        [_]          [_]

5. Stockholder Proposal 2 relating to the composition of the Organization, Compensation and Nominating Committee.
         FOR      AGAINST      ABSTAIN
         [_]        [_]          [_]
________________________________________________________________________________

The signer hereby revokes all instructions heretofore given by the signer to vote at said meeting or any adjournments thereof.

Please sign exactly as name appears hereon.


_______________________________________________________________________________

_______________________________________________________________________________
 SIGNATURE(S)                                            DATE

- -------------------------------------------------------------------------------